UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Under § 240.14a-12

GAYLORD ENTERTAINMENT COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee, on May 5, 2011 at 10:00 a.m. local time.

Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, proxy statement and proxy card.

It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you received your Annual Meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet, which are both available at our website, www.gaylordentertainment.com/investorrelations/proxymaterials.htm. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Colin V. Reed
Chief Executive Officer and
Chairman of the Board

GAYLORD ENTERTAINMENT COMPANY
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Thursday, May 5, 2011

PLACE	Gaylord Opryland Resort and Convention Center 2800 Opryland Drive Nashville, Tennessee 37214

ITEMS OF BUSINESS	At our Annual Meeting, our stockholders will be asked:

(1) To elect as directors the eleven (11) nominees named in the Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

(3) To approve the amendment and restatement of the Company’s 2006 Omnibus Incentive Plan.

(4) To approve, on an advisory basis, the Company’s executive compensation.

(5) To determine, on an advisory basis, whether the Company will have future advisory votes regarding executive compensation every one year, every two years or every three years.

The accompanying proxy statement more fully describes these proposals.

Our stockholders will also be asked to transact such other business that properly comes before the meeting or any adjournment or postponement of the meeting.

RECORD DATE	You may vote if you were a stockholder of record at the close of business on March 15, 2011.

ANNUAL REPORT	Our 2010 Annual Report to Stockholders, which is not part of the proxy solicitation materials, is also enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. If you do not plan to attend the Annual Meeting, please COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the reply envelope or, if you received the proxy materials via email, follow the voting instructions contained in the email. A proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

CARTER R. TODD
Secretary

Nashville, Tennessee
April 1, 2011

PROXY STATEMENT

The Board of Directors of Gaylord Entertainment Company (“Gaylord,” the “Company,” “we” or “us”) is soliciting proxies for the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 5, 2011, and any postponements and adjournments of such meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. A copy of our 2010 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about April 1, 2011.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

The following proxy materials are available for you to review online at our website, www.gaylordentertainment.com/investorrelations/proxymaterials.htm:

•	This Proxy Statement;

•	Form of proxy card;

•	The Company’s 2010 Annual Report to Stockholders (which is not deemed to be part of the official proxy soliciting materials); and

•	Any amendments to the foregoing materials that are required to be furnished to stockholders.

In accordance with Securities and Exchange Commission rules, this website does not use “cookies,” track user moves or gather any personal information.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will vote on the following matters:

•	Proposal 1: To elect as directors the eleven (11) nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•	Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

•	Proposal 3: To approve the amendment and restatement of our 2006 Omnibus Incentive Plan.

•	Proposal 4: To approve, on an advisory basis, our executive compensation.

•	Proposal 5: To determine, on an advisory basis, whether we will have future advisory votes regarding our executive compensation every one year, every two years or every three years.

This proxy statement more fully describes each of these proposals. Stockholders will also transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Who may vote?

You may vote if you were a holder of record of shares of our common stock at the close of business on March 15, 2011 (the record date). On the record date, there were 48,327,497 shares of common stock outstanding. On such date, the shares were held by 2,622 holders of record. You are entitled to one vote for each share of common stock held by you as of the record date.

How do I cast my vote?

If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board of Directors as described in greater detail below.

In addition, Gaylord stockholders can vote using the Internet or by phone. To use the Internet, log onto www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern time on May 4, 2011 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 3, 2011). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by phone, dial 1-800-690-6903 using a touch-tone telephone up until 11:59 p.m. Eastern time on May 4, 2011 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 3, 2011). Have your proxy card in hand when you call and then follow the instructions.

What if my shares are held in “street name” by a broker?

If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, your shares will be counted as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.

Which matters to be presented at the Annual Meeting are considered routine?

The matters presented in Proposals 1, 3, 4 and 5 are not considered routine under the rules of the New York Stock Exchange. Therefore, brokers, banks or other nominees subject to New York Stock Exchange Rules will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1, 3, 4 or 5. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, banker or other nominee so that you are able to vote with respect to Proposals 1, 3, 4 and 5. Proposal 2 is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee.

If any other matter that properly comes before the meeting is not considered routine under the rules of the New York Stock Exchange, broker non-votes will not impact the outcome of the matter.

How are shares in the Company’s 401(k) Savings Plan voted?

Participants in the Company’s 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. To do this you must sign and timely return the proxy card you received with this Proxy Statement. Your proxy card will be considered your confidential voting instructions, and the 401(k) Savings Plan trustee will direct your vote in the manner you indicate on the proxy card. In order to do this, the proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent for all plan participants and reported to the 401(k) Savings Plan trustee on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received by our transfer agent before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the 401(k) Savings Plan trustee in direct proportion to the voting results of 401(k) Savings Plan shares for which proxies are received.

What shares are included on my proxy card?

Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company’s 401(k) Savings Plan.

How many shares must be present to hold the Annual Meeting?

The holders of a majority of the shares of our common stock outstanding on the record date, or 24,163,749 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “withhold authority” or “abstain,” as well as shares that are counted as “broker non-votes,” will be counted as shares that are present for purposes of determining the presence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed to enable our stockholders to (i) consider fully information which the Board of Directors determines has not been sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How does the Board recommend I vote on each of the proposals?

The Board recommends that you vote FOR:

•	Proposal 1: The election as directors of the eleven (11) nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•	Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

•	Proposal 3: The approval of the amendment and restatement of our 2006 Omnibus Incentive Plan.

•	Proposal 4: The approval, on an advisory basis, of our executive compensation.

•	Proposal 5: The approval, on an advisory basis, of a frequency of every one year with respect to future advisory votes regarding our executive compensation.

How do I change my vote?

You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card by mail, internet or phone (as provided above under “How do I cast my vote?”);

•	giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or

•	attending the Annual Meeting and voting your shares in person.

Who will count the votes?

Representatives of Broadridge will count the votes and act as the independent inspectors of the election.

What if I send in my proxy card and do not specify how my shares are to be voted?

If you send in a signed proxy but do not give any voting instructions, your shares will be voted FOR:

•	Proposal 1: The election as directors of the eleven (11) nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•	Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

•	Proposal 3: The approval of the amendment and restatement of our 2006 Omnibus Incentive Plan.

•	Proposal 4: The approval, on an advisory basis, of our executive compensation.

•	Proposal 5: The approval, on an advisory basis, of a frequency of every one year with respect to future advisory votes regarding our executive compensation.

How will the proxies vote on any other business brought up at the Annual Meeting?

We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Ralph Horn and Carter R. Todd to use their discretion to vote on these other matters.

What are my voting options on the proposals?

With respect to Proposal 1, you have three choices. You may:

•	Vote for all of the director nominees as a group;

•	Withhold authority to vote for all director nominees as a group; or

•	Vote for all of the director nominees as a group except those nominees you identify on the appropriate line.

The eleven (11) nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eleven (11) directors, and stockholders may not cumulate votes in the election of directors.

With respect to Proposal 2, you may vote FOR the proposal, AGAINST the proposal or you may elect to ABSTAIN from voting.

With respect to Proposal 3, you may vote FOR the proposal, AGAINST the proposal or you may elect to ABSTAIN from voting.

With respect to Proposal 4, you may vote FOR the proposal, AGAINST the proposal or you may elect to ABSTAIN from voting.

With respect to Proposal 5, you may vote FOR EVERY YEAR, FOR EVERY TWO YEARS, FOR EVERY THREE YEARS or you may elect to ABSTAIN from voting.

If you abstain from voting on Proposals 1 or 5, the abstention will not have an effect on the outcome of the vote. If you abstain from voting on Proposals 2, 3 or 4, the abstention will have the same effect as a vote against such proposal.

How many votes are required to approve each proposal?

Broker
Discretionary
Proposal	Vote Required	Voting Allowed

Proposal 1 — Election of eleven (11) directors	Plurality of Votes Cast	No
Proposal 2 — Ratification of Ernst & Young LLP as independent registered public accounting firm for 2011 fiscal year	Majority of the Shares Entitled To Vote and Present in Person or Represented by Proxy	Yes
Proposal 3 — Approval of the amendment and restatement of our Omnibus Incentive Plan.	Majority of the Shares Entitled To Vote and Present in Person or Represented by Proxy	No
Proposal 4 — Advisory vote on executive compensation	Majority of the Shares Entitled To Vote and Present in Person or Represented by Proxy	No
Proposal 5 — Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes Cast	No

In addition to the vote required to approve Proposal 3 above, the listing standards of the New York Stock Exchange require that the amendment and restatement of our 2006 Omnibus Incentive Plan be approved by a majority of votes cast on Proposal 3, provided that the total vote cast on Proposal 3 represents over 50% in interest of all securities entitled to vote on the proposal.

Is my vote confidential?

Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless:

•	a proxy solicitation is contested;

•	you write comments on the proxy card; or

•	you authorize disclosure of your vote.

This policy does not prevent us from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

How is this proxy solicitation being conducted?

We will bear the cost of soliciting proxies for the Annual Meeting. We have retained Broadridge to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

AGREEMENTS WITH RESPECT TO DIRECTOR NOMINATIONS

Settlement Agreement with TRT Holdings

On March 9, 2009, the Company entered into a settlement agreement (the “TRT Agreement”) with TRT Holdings, Inc., a Delaware corporation (“TRT”), which had previously submitted notice to the Company of its intention to nominate four (4) individuals for election to the Company’s Board of Directors at its 2009 annual meeting of stockholders and to solicit proxies for the election of such nominees.

The TRT Agreement provided that, prior to the 2009 annual meeting of stockholders, the Board of Directors would increase the size of the Board from nine (9) to eleven (11) directors. Under the terms of the TRT Agreement, TRT was entitled to name two (2) directors for nomination by the Board and inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders and 2010 annual meeting of stockholders, and TRT is entitled to name two (2) directors for nomination by the Board and inclusion in the Company’s proxy statement for the Annual Meeting. The TRT nominees for the 2009 annual meeting of stockholders and 2010 annual meeting of stockholders were Robert B. Rowling and David W. Johnson. Messrs. Rowling and Johnson were elected as directors of the Company at its 2009 Annual Meeting and were re-elected as directors of the Company at its 2010 annual meeting.

On August 25, 2010, Mr. Rowling resigned from the Company’s Board of Directors. The TRT nominees for the Company’s Board at the Annual Meeting are David W. Johnson and Terrell T. Philen, Jr.

The TRT Agreement also requires the Board of Directors to nominate seven incumbent directors and two additional independent directors identified by the Nominating and Corporate Governance Committee after consultation with the Company’s stockholders. The TRT Agreement provides that one TRT Nominee will serve on each of the standing committees of the Board. In addition, the TRT Agreement provides that the Board will not increase the size of the Board to more than eleven (11) directors prior to the Company’s 2012 annual meeting of stockholders.

The TRT Agreement provides that prior to its termination date, which is May 15, 2011 (except as otherwise provided in the TRT Agreement), TRT is obligated to vote its shares for the full slate of nominees recommended by the Board of Directors for election at the Annual Meeting, and any other meeting of the Company’s stockholders prior to such termination date: (i) in accordance with the recommendation of the Board of Directors on any stockholder proposal that is put to a vote of stockholders, and (ii) in favor of any proposal made by the Company unless Mr. Rowling (or any other TRT nominee that is an affiliate of TRT)

has voted against such proposal in his or her capacity as a member of the Board of Directors. These voting obligations will not, however, apply with respect to the voting of TRT’s shares in connection with an “extraordinary transaction” (as defined in the TRT Agreement).

The TRT Agreement also includes a standstill provision restricting TRT from taking certain actions from the date of the TRT Agreement through the termination date of the agreement. In addition, in connection with the TRT Agreement, the Company amended and restated its previous stockholder rights agreement.

The description of the TRT Agreement above is qualified in its entirety by reference to the full text of the agreement, a copy of which the Company filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K filed on March 10, 2009.

Letter Agreement with GAMCO Asset Management

On March 9, 2009, the Company entered into a letter agreement (the “GAMCO Agreement”) with GAMCO Asset Management, Inc. (“GAMCO”), which had previously submitted notice to the Company of its intention to nominate four individuals for election to the Board of Directors at the Annual Meeting.

Under the terms of the GAMCO Agreement, GAMCO was entitled to name two (2) directors for nomination by the Board of Directors and inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders. The GAMCO nominees for the 2009 annual meeting of stockholders were Glenn J. Angiolillo and Robert S. Prather, Jr. Messrs. Angiolillo and Prather were elected as directors of the Company at its 2009 annual meeting and were re-elected as directors of the Company at its 2010 Annual Meeting. Messrs. Angiolillo and Prather have been re-nominated as director nominees by the Company’s board, and they are standing for re-election at the Annual Meeting.

The description of the GAMCO Agreement above is qualified in its entirety by reference to the full text of the agreement, a copy of which the Company filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K filed on March 10, 2009.

PROPOSAL 1 — ELECTION OF DIRECTORS

You may vote on the election of eleven (11) directors to the Board of Directors.

The current Board of Directors consists of ten (10) directors. All of our directors are elected annually. All of the nominees are currently directors, other than Mr. Philen. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2012 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

The Board of Directors, acting through its Nominating and Corporate Governance Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. See “Committees of the Board-The Nominating and Corporate Governance Committee” for further discussion.

We are a lodging and hospitality company focusing on the large group meetings and convention segment of the hospitality industry. The Nominating and Corporate Governance Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of the Company’s businesses. Each of the nominees for election as a director at the Annual Meeting holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective, as described below. The Nominating and Corporate Governance Committee also believes that each of the nominees has other key attributes that are important to an effective Board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its committees. The Nominating and Corporate Governance Committee takes into account diversity considerations in determining the Company’s slate and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations. See “Committees of the Board-The Nominating and Corporate Governance Committee” for further discussion of the Nominating and Corporate Governance Committee’s consideration of diversity.

In addition to the above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors.

Information About the Nominees for Director

Information concerning the nominees proposed by the Board for election as directors is set forth below.

Glenn J. Angiolillo	Director since 2009. Age 57.

Mr. Angiolillo is President of GJA Management Corp., a consulting and advisory firm specializing in wealth management, a position he has held since 1998. Previously, Mr. Angiolillo was a partner and member of the Management Committee in the law firm of Cummings & Lockwood, where he concentrated in the areas of corporate law, mergers and acquisitions and banking and finance. Mr. Angiolillo serves on the board of directors of electronics display company Trans-Lux Corporation. With respect to other directorships held by any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940 during the past five years, Mr. Angiolillo previously served as a director of insurance company NYMAGIC, Inc.

The Nominating and Corporate Governance Committee concluded that Mr. Angiolillo should serve as a director, in part, because of his legal background, his understanding of corporate finance and his knowledge of corporate governance.

Michael J. Bender	Director since 2004. Age 49.

Mr. Bender is the EVP and President, West Business Unit, of retailer Wal-Mart Stores, Inc., with overall responsibility for a group of stores in the western United States, a position he has held since February 2011. Mr. Bender previously served as SVP of the Mountain Division of Wal-Mart from February 2010 to February 2011 and as a VP/Regional General Manager at Wal-Mart from February 2009 to February 2010. From 2003 through 2007, Mr. Bender served as the President/General Manager of the Retail and Alternate Care business of healthcare retailer Cardinal Health. Prior to joining Cardinal Health, Mr. Bender was Vice President of Store Operations for clothing retailer Victoria’s Secret Stores. Mr. Bender also spent 14 years with beverage company PepsiCo in a variety of sales, finance and operating roles.

The Nominating and Corporate Governance Committee concluded that Mr. Bender should serve as a director, in part, because of his experience in retail sales, his knowledge of human resources and his understanding of corporate finance and accounting.

E. K. Gaylord II	Director since 1977. Age 53.

Mr. Gaylord served as the Company’s Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from July 2000 until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. He was the President of the privately-held Oklahoma Publishing Company from June 1994 until December 2002. Mr. Gaylord has been Chairman of the privately-held sports management firm Gaylord Sports Management since January 2004 and Chairman of Medtrust Online, a privately-held healthcare services firm, since 2007. Mr. Gaylord is also a member of the

Board of Trustees of the Scottsdale Healthcare Foundation, as well as a member of the National Board of the Smithsonian Institution, and is Chairman of the Smithsonian Institution’s Traveling Exhibitions.

The Nominating and Corporate Governance Committee concluded that Mr. Gaylord should serve as a director, in part, because of his previous specific experience in operations and management with the Company and the knowledge he has acquired from years of involvement with the Company.

Ralph Horn	Director since 2001. Age 70.

Mr. Horn served as the Chairman of the Board of financial services company First Tennessee National Corporation (now First Horizon National Corporation) and First Tennessee Bank, National Association, its principal subsidiary, from 1996 until his retirement in December 2003. Mr. Horn served as Chief Executive Officer of First Tennessee National Corporation from 1994 through 2002 and as its President from 1991 through 2001. Mr. Horn is co-lead director of Mid America Apartment Communities, Inc., an owner of apartment communities. With respect to other directorships held by any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940 during the past five years, Mr. Horn previously served as a director of gaming company Harrah’s Entertainment, Inc.

The Nominating and Corporate Governance Committee concluded that Mr. Horn should serve as a director, in part, because of his corporate finance background, his knowledge of the hospitality industry and his knowledge of corporate governance.

David W. Johnson	Director since 2009. Age 49.

Mr. Johnson is President and CEO of Aimbridge Hospitality, a privately-held hotel management and real estate investment company. Prior to joining Aimbridge as President and CEO in April 2003, Mr. Johnson spent 17 years at hospitality company Wyndham International in various capacities, including Executive Vice President/Chief Marketing Officer and President of Wyndham Hotels.

The Nominating and Corporate Governance Committee concluded that Mr. Johnson should serve as a director, in part, because of his knowledge of the hospitality and lodging industry and his sales and marketing background. As noted above, pursuant to the TRT Agreement the Company is obligated to nominate Mr. Johnson to its Board at the Annual Meeting.

Ellen Levine	Director since 2004. Age 68.

Ms. Levine is Editorial Director of Hearst Magazines, one of the world’s largest magazine publishers. Prior to assuming this role in 2006, Ms. Levine had served as Editor-in-Chief of the Hearst publication Good Housekeeping since 1994. She was instrumental in founding O, The Oprah Magazine in 2000 (and continues to serve as its Editorial Consultant) and in founding Food Network Magazine in 2009. Ms. Levine also served as Editor-in-Chief of Redbook (1990-1994) and Woman’s Day (1982-1990) and as a Senior Editor of Cosmopolitan (1976-1982). With respect to other directorships held by any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940 during the past five years, Ms. Levine previously served as a director of retailer Finlay Enterprises, Inc.

The Nominating and Corporate Governance Committee concluded that Ms. Levine should serve as a director, in part, because of her sales and marketing background and her knowledge of human resources.

Terrell T. Philen, Jr.	Nominee for Director. Age 56.

Mr. Philen has been the Chief Financial Officer for Alan Ritchey, Inc., a north Texas-based, privately-owned trucking and transportation logistics company, since June 2010. Prior to that time, Mr. Philen served as the Chief Financial Officer of TRT Holdings, Inc., a privately-owned, diversified holding company with primary interests in hospitality, energy, fitness and real estate, from 1994 to 2009. Prior to joining TRT, Mr. Philen worked for more than 10 years at Corpus Christi National Bank in a number of accounting roles, including Chief Financial Officer. Mr. Philen also spent four years as a Senior Staff Accountant with KPMG Peat Marwick.

The Nominating and Corporate Governance Committee concluded that Mr. Philen should serve as a director, in part, because of his knowledge of the hospitality and lodging industry and his accounting background. As noted above, pursuant to the TRT Agreement the Company is obligated to nominate Mr. Philen to its Board at the Annual Meeting.

Robert S. Prather, Jr.	Director since 2009. Age 66.

Mr. Prather has been President and Chief Operating Officer of Gray Television, Inc., a television broadcast company, since September 2002. He was an Executive Vice President of Gray Television, Inc. from 1996 until September 2002. Mr. Prather is also a director of Gray Television, Inc. Mr. Prather also has served as Chairman of the Board of Directors at Triple Crown Media, Inc., a publishing and communication company, since December 2005. He served as Chief Executive Officer and director of Bull Run Corporation, a sports and affinity marketing and management company, from 1992 until its merger into Triple Crown Media, Inc. in December 2005. Mr. Prather is also a member of the Board of Directors of GAMCO Investors, Inc., the parent company of GAMCO Asset Management, Inc.

The Nominating and Corporate Governance Committee concluded that Mr. Prather should serve as a director, in part, because of his overall business acumen and his experience in the entertainment and media industries.

Colin V. Reed	Director since 2001. Age 63.

Mr. Reed has served as Chief Executive Officer and a director of the Company since April 2001, and Mr. Reed was also elected Chairman of the Board of Directors of the Company in May 2005. From April 2001 until November 2008, Mr. Reed also served as President of the Company. Prior to joining the Company, Mr. Reed had served as a member of the three-executive Office of the President of Harrah’s Entertainment, Inc. since May 1999, and he had served as Harrah’s Chief Financial Officer since April 1997. Mr. Reed also was a director of Harrah’s from 1998 to May 2001. Mr. Reed served in a variety of other management positions with Harrah’s and its predecessor, hotel operator Holiday Corp., since 1977. Mr. Reed is a director of First Horizon National Corporation. With respect to other directorships held by any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940 during the past five years, Mr. Reed has previously served as a director of retailer Rite-Aid Corporation.

The Nominating and Corporate Governance Committee concluded that Mr. Reed should serve as a director, in part, because of his service as Chief Executive Officer of the Company, his financial and accounting background and his knowledge of the hospitality industry.

Michael D. Rose	Director since 2001. Age 69.

Mr. Rose served as Chairman of the Board of the Company from April 2001 through May 2005 and served as Chairman of the Executive Committee of the Board of the Company from May 2005 through May 2009. Mr. Rose currently serves as Chairman of the Board of Directors of First Horizon National Corporation. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, a privately held investment firm. In 1995, Mr. Rose became Chairman of the Board of both hotel operator Promus Hotel Corporation and Harrah’s Entertainment, Inc. when the two companies split into two publicly-traded companies. He retired from the Boards of Harrah’s in 1996 and Promus in 1997. Mr. Rose also served as Chairman from 1990 to 1995, and Chief Executive Officer from 1990 to 1994, of the Promus Companies, Incorporated. Mr. Rose is also a director of restaurant operator Darden Restaurants, Inc. and food manufacturer General Mills, Inc. With respect to other directorships held by any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940 during the past five years, Mr. Rose has previously served as a director of Felcor Lodging Trust, a real estate investment trust, and retailer Stein Mart, Inc.

The Nominating and Corporate Governance Committee concluded that Mr. Rose should serve as a director, in part, because of his experience with public companies, his prior tenure as Chairman of the Board of the Company, his knowledge of the hospitality industry, his service as compensation committee chairman for two Fortune 250 companies and his understanding of corporate governance and finance.

Michael I. Roth	Director since 2004. Age 65.

Mr. Roth is Chairman and Chief Executive Officer of the Interpublic Group of Companies, a global marketing services company. He was appointed Interpublic’s Chief Executive Officer in January of 2005. Prior to becoming Chairman of Interpublic in July 2004, Mr. Roth had been a member of Interpublic’s Board of Directors since 2002. Previously, Mr. Roth was Chairman of the Board and Chief Executive Officer of financial services company The MONY Group Inc. and its predecessor entities since 1997. Mr. Roth is also a director of Pitney Bowes, Inc.

The Nominating and Corporate Governance Committee concluded that Mr. Roth should serve as a director, in part, because of his legal and accounting background, his previous experience managing public companies and his knowledge of corporate finance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES.

Corporate Governance

Our business is managed under the direction of the Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. The Board of Directors held four (4) meetings during 2010. All directors attended at least 75% of the Board meetings during their tenure on the Board in 2010.

We have adopted Corporate Governance Guidelines governing the conduct of our Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

We have also adopted a Code of Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our directors, chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214.

Board Leadership Structure

The Board of Directors believes that Mr. Reed’s service as both Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders. Mr. Reed possesses a detailed knowledge of the hospitality industry as well as an understanding of both the opportunities and challenges facing the Company and its businesses. The Board thus believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the Company. The Board also believes that Mr. Reed’s combined role ensures clear accountability, enhances the Company’s ability to articulate its strategy and message to the Company’s employees, stockholders and customers, and enables decisive overall leadership.

The Board has determined that it is also important to have a Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Lead Director, which is posted on the Company’s website at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page). Pursuant to this job description, the Chairman of the Nominating and Corporate Governance Committee serves as the Company’s Lead Director, and that individual is currently Ralph Horn. Some of the primary functions of our Lead Director are:

•	To call, convene and chair meetings of the non-management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chief Executive Officer.

•	To coordinate and develop the agenda for and chair executive sessions of the independent directors.

•	To coordinate feedback to the Chief Executive Officer on behalf of independent directors regarding business issues and management.

•	To be available, as appropriate, for direct communication with major stockholders who request such a communication.

•	To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Each of the directors other than Mr. Reed and Mr. Rose (the Company’s former Chairman of the Board) is independent, and the Board believes that the independent directors coupled with the Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Lead Director presides at these executive sessions. Following an executive session of independent directors, the Lead Director acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Chairman structure.

Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, the Board retains the authority to modify the Company’s current combined Chief Executive Officer/Chairman structure to best address the Company’s circumstances, if and when appropriate.

Board Member Attendance at Annual Meeting

We strongly encourage each member of the Board of Directors to attend the Annual Meeting of Stockholders. All of our directors attended the 2010 Annual Meeting of Stockholders either in person or via teleconference.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2011. Our Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also at relationships of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the requirements of, and applies the standards set forth by, both the New York Stock Exchange (as set forth in Section 303A.02 of the listed company manual) and the Securities and Exchange Commission.

During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, or their affiliates, and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that, with the exception of Colin V. Reed and Michael D. Rose, all of the current directors of the Company are independent of the Company and its management.

Committees of the Board

The Board maintains an Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee to facilitate and assist the Board in the execution of its responsibilities. The table below shows current membership for each of the standing Board committees:

	Human	Nominating and
Audit	Resources	Corporate Governance

Michael J. Bender*	Michael I. Roth*	Ralph Horn*
Glenn J. Angiolillo	Ralph Horn	Glenn J. Angiolillo
E. K. Gaylord II	Ellen Levine	Ellen Levine
Ralph Horn	Robert S. Prather, Jr.	Michael I. Roth
David W. Johnson		David W. Johnson

*	Committee Chair

In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent directors.

Following the Annual Meeting, the Board of Directors will appoint the members of each of the standing Board committees. Under the terms of the TRT Agreement, one of the TRT nominees (Messrs. Johnson or Philen) will be appointed to each of the standing committees of the Board of Directors.

The Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for:

•	overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	meeting with our independent registered public accounting firm and with our vice president of internal audit concerning, among other things, the scope of audits and reports;

•	reviewing the work programs of our independent registered public accounting firm and the results of its audits; and

•	assessing our risk assessment and risk management policies.

The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Mr. Horn is an “audit committee financial expert” within the meaning stipulated by the Securities and Exchange Commission.

In 2010, the Audit Committee met eight (8) times. All of the Audit Committee members attended at least 75% of the meetings of the Audit Committee during their tenure on the Board in 2010.

The Human Resources Committee

The Human Resources Committee is responsible for:

•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•	reviewing and approving the Chief Executive Officer’s objectives, performance and compensation;

•	administering our equity incentive plan; and

•	reviewing and approving compensation for executive officers and directors.

The Committee has also delegated to the Chief Executive Officer the authority to make limited equity grants to new members of the Company’s management team to allow such grants to be made in a timely manner, as the Committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Securities Exchange Act of 1934) and on the same terms and conditions as were applied by the Committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 12,500 shares granted as stock options (or similar awards such as stock appreciation rights) or 6,250 restricted shares (or similar awards such as restricted stock units or performance shares).

For additional information regarding the Committee’s processes and procedures for considering and determining executive and director compensation, see “Compensation Discussion and Analysis” below. The Committee engages a competent executive compensation consultant, who is independent of conflicts with Board members or Company management. The Committee’s compensation consultant or its affiliates did not provide additional services to the Company or its affiliates in excess of $120,000 during fiscal 2010.

The compensation consultant assists the Committee in determining if its strategies and plans are advisable based on the Company’s current financial position and strategic goals, as well as developments in corporate governance and compensation design. Each year, at the Committee’s request, the compensation consultant performs several analyses, including internal pay equity, updating of the executive salary structure and modeling of executive compensation levels at different levels of Company performance, to assist the Committee in its review.

In 2010, the Human Resources Committee met six (6) times. All of the Human Resources Committee members attended at least 75% of the meetings of the Human Resources Committee during their tenure on the Board in 2010.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;

•	developing and recommending changes and modifications to our corporate governance guidelines and a code of conduct to the Board;

•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies; and

•	advising the Board on corporate governance matters.

In 2010, the Nominating and Corporate Governance Committee met four (4) times. All of the Nominating and Corporate Governance Committee members attended at least 75% of the meetings of the Nominating and Corporate Governance Committee during their tenure on the Board in 2010.

A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the Nominating and Corporate Governance Committee to

enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

The Nominating and Corporate Governance Committee annually reviews with the Board the Company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the Nominating and Corporate Governance Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s businesses. While the Company’s Corporate Governance Guidelines do not prescribe specific diversity criteria for selection of directors, as a matter of practice, the Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (such as gender, ethnicity, age) and experience (such as industry, professional, public service) of current and prospective directors when selecting new directors to facilitate Board deliberations that reflect a broad range of viewpoints. The Committee’s Charter gives the Committee responsibility to develop and recommend criteria for the selection of new directors to the Board, including, but not limited to diversity, age, skills, experience, time availability and such other criteria as the Committee shall determine to be relevant at the time.

The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. To date the Committee has not engaged a third party to identify prospective nominees. The Committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth below in “Additional Information-Stockholder Nominations of Candidates for Board Membership.”

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and

•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

New directors participate in an orientation program that includes discussions with senior management, background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, except as noted below, there are no relationships among our executive officers, members of the Human Resources Committee or entities whose executives serve on the Board of Directors or the Human Resources Committee that require disclosure under applicable regulations of the Securities and Exchange Commission.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each Committee meets in executive session with key management personnel and representatives of outside advisors (for example, the vice president of internal audit meets in executive session with the Audit Committee).

The areas of focus of the Board and its Committees include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, compliance, political and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as outlined below:

Board/Committee	Primary Areas of Risk Oversight

Full Board	Strategic, financial and execution risks and exposures associated with both the annual operating plan and the long-term plan; major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures; senior management succession planning.
Audit Committee	Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, risk management and credit and liquidity matters.
Nominating and Corporate Governance Committee	Risks and exposures relating to corporate governance and director succession planning.
Human Resources Committee	Risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans.

The Company believes that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, the Company believes that, by combining the positions of Chairman of the Board and Chief Executive Officer, the Board gains a valuable perspective that combines the operational experience of a member of management with the oversight focus of a member of the Board. The Company also believes that the division of risk management-related roles among the Company’s full Board, Audit Committee, Nominating and Corporate Governance Committee and Human Resource Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements the Company’s risk management policies.

The Board in executive sessions (which are presided over by the Company’s Lead Director) also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Chairman of the Board and Chief Executive Officer present. The Company’s Lead Director acts as a liaison between the Company’s Chairman of the Board and Chief Executive Officer and the Company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action.

In setting compensation, the Human Resources Committee also considers the risks to the Company’s stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component, and that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

2010 Compensation of Directors

Summary of Compensation.  As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee directors, as well as Mr. Rose, during 2010:

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)	(g)	(h)

Glenn J. Angiolillo	$79,125	$75,010	—	—	—	– 0 –	$154,135
Michael J. Bender	76,000	75,010	—	—	—	– 0 –	151,010
E. K. Gaylord II	64,500	75,010	—	—	—	– 0 –	139,510
Ralph Horn	111,625	75,010	—	—	—	– 0 –	186,635
David W. Johnson	73,500	75,010	—	—	—	– 0 –	148,510
Ellen Levine	71,000	75,010	—	—	—	– 0 –	146,010
Robert S. Prather, Jr.	63,500	75,010	—	—	—	– 0 –	138,510
Michael D. Rose(4)	56,000	75,010	—	—	—	$5,000	136,010
Michael I. Roth	85,375	75,010	—	—	—	– 0 –	160,385
Robert B. Rowling(5)	47,625	75,010	—	—	—	– 0 –	122,635

(1)	The dollar amount listed in this column represents retainer fees actually paid in cash to each director or deferred pursuant to the Director Deferred Compensation Plan, described more fully below. The annual retainer fee for service on the Board of Directors and its committees is payable quarterly. Due to the timing of the payments, dates of board service and changes in committee assignments in 2010, the amounts listed in this column may not necessarily correspond to the amounts listed below under “Cash Compensation of Directors.”

(2)	Represents the grant date fair value of stock awards to directors in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the three years ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 25, 2011, for the assumptions made in determining grant date fair values. As described more fully below in “Equity Compensation of Directors”, on May 6, 2010, each director listed above received an annual grant of 2,705 restricted stock units, which will vest fully on the first anniversary date of the grant (unless deferred as described below). As of December 31, 2010, the below-listed non-employee directors, as well as Mr. Rose, held the following restricted stock units (i.e., awards that have not fully vested, including restricted stock units the vesting of which has been deferred by a director until the earlier of a specified date or the end of the director’s Board service): Mr. Angiolillo — 7,205; Mr. Bender — 4,205; Mr. Gaylord — 4,205; Mr. Horn — 2,705; Mr. Johnson — 2,705; Ms. Levine — 2,705; Mr. Prather — 2,705; Mr. Rose — 4,205; and Mr. Roth — 2,705. As of

December 31, 2010, the below-listed non-employee directors, as well as Mr. Rose, had the following stock options outstanding, which as described below were previously granted in consideration for such director’s Board service (and in the case of Mr. Rose, his service as an employee of the Company): Mr. Bender — 17,500; Mr. Gaylord — 27,000; Mr. Horn — 37,000; Ms. Levine — 20,000; Mr. Rose — 135,000; and Mr. Roth — 25,000.

(3)	Mr. Gaylord and Mr. Horn elected to defer their annual retainer for service on the Board and committees pursuant to the Company’s Director Deferred Compensation Plan described in “Cash Compensation of Directors” below. No amount is reported in this column as a result of the fact that above-market or preferential earnings are not available under such plan.

(4)	Mr. Rose served as an at-will employee until March 31, 2010 in addition to serving as a director of the Company, and he received director fees with respect to his services as a director, along with a payment of $5,000 for his services rendered as an at-will employee. The amount set forth above under the heading “Fees Earned or Paid in Cash” consists of the annual retainer and per meeting fees paid to Mr. Rose in 2010. The amount set forth above under the heading “All Other Compensation” represents the payment to Mr. Rose for services rendered as an at-will employee.

(5)	Mr. Rowling resigned from the Company’s board of directors on August 25, 2010.

Cash Compensation of Directors.  The Human Resources Committee reviews and recommends the compensation for directors. Directors who are not employees of the Company will be compensated for their service as a director during 2011 as follows:

Compensation Item	Amount

Fees Payable to All Directors
Annual Retainer	$50,000
Fees Payable to Lead Non-Management Director
Annual Retainer	20,000
Fees Payable to Audit Committee Members
Audit Committee Chair	20,000
Other Audit Committee Members	10,000
Fees Payable to Human Resources Committee Members
Human Resources Committee Chair	12,500
Other Human Resources Committee Members	7,500
Fees Payable to Nominating and Corporate Governance Committee Members
Nominating and Corporate Governance Committee Chair	12,500
Other Nominating and Corporate Governance Committee Members	7,500

The cash compensation set forth above was the same as the cash compensation paid to the Company’s directors during 2010. In addition, each non-employee director receives a fee of $1,500 for each meeting of the Board of Directors attended.

Pursuant to the Company’s Director Deferred Compensation Plan, non-employee directors may defer the fees described above into this plan until their retirement or resignation from the Board. Earnings on fees deferred under this plan accrue based on either, at the participant’s election, the performance of the Company’s common stock or the performance of a pre-determined investment allocation. Currently two (2) non-employee directors (Messrs. Gaylord and Horn) participate in this plan.

Mr. Reed does not receive cash compensation for his service as a director. All directors are reimbursed for expenses incurred in attending meetings.

Equity Compensation of Directors.  In 2011 each non-employee director will receive, as of the date of the first board meeting following the Annual Meeting, an annual grant of restricted stock units having a fixed dollar value of $75,000, based upon the fair market value of our common stock on the grant date. The restricted stock units will vest fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus

Incentive Plan, unless deferred by the director until the earlier of a specified date or the end of the director’s Board service.

In 2010 each non-employee director received, as of the date of the first board meeting following our 2010 annual meeting of stockholders, an annual grant of restricted stock units have a fixed dollar value of $75,000, based upon the fair market value of our common stock on the grant date. The restricted stock units vested on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan, unless deferred by the director until the earlier of a specified date or the end of the director’s Board service.

From 2007 until 2009, each newly-elected non-employee director received a grant of 3,000 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan, described below. In addition, from 2007 until 2009 each non-employee director received, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of 1,500 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan.

Until restricted stock units vest and shares of common stock are issued in conversion of the restricted stock units, the director does not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive a cash payment equal to any dividends paid on the common stock. The restricted stock units permit a director to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the director’s date of retirement from the Board of Directors, whichever comes first. Shares of common stock issued upon conversion of restricted stock units must be held until six months after the conclusion of a director’s service on the Board of Directors.

Director Stock Ownership Guidelines.  In 2006, the Board of Directors adopted stock ownership guidelines for non-employee directors. The guidelines provide that directors must hold a minimum of 5,000 shares of our common stock, with a five-year time period from the date of adoption of the guidelines in which to comply with such requirement. Unvested shares of restricted stock or shares of common stock issuable upon conversion of outstanding restricted stock units will be credited toward this requirement.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Direct Communications with Board Members

Stockholders, employees and other parties interested in communicating directly with members of the Board of Directors (including our non-management directors) may do so by writing to Corporate Secretary, Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214. As set forth in the Corporate Governance Guidelines, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with the lead non-management director (Mr. Ralph Horn), individual non-management directors or the non-management directors as group by email at boardofdirectors@gaylordentertainment.com.

Reporting of Ethical Concerns to the Audit Committee of the Board

The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors or others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported as follows:

•	if you are an employee, contact your manager or human resources representative first (unless the matter involves such person)

•	or contact our General Counsel:

Carter R. Todd
One Gaylord Drive
Nashville, TN 37214
615-316-6186

•	or call the Ethics Hot Line at 1-888-736-9830 — on an identified or anonymous basis.

TRANSACTIONS WITH RELATED PERSONS

Since the beginning of the Company’s last fiscal year, there were no related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of Regulation S-K) are outlined in the charter of the Audit Committee of the Board of Directors and are as follows: Possible related person transactions are first screened by the Company’s legal department for materiality and then sent to the Audit Committee of the Board for review, discussion with the Company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee may also consult with the Company’s legal department or external legal counsel. Audit Committee review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2011 (unless otherwise noted) for:

•	each of our directors;

•	each of our named executive officers (the executive officers named in the Summary Compensation Table below);

•	each person who is known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 48,327,497 shares outstanding as of March 15, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by certain family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 15, 2011 or the vesting of restricted stock units which are scheduled to vest within 60 days of March 15, 2011 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. Unless otherwise indicated, the address for each person listed in the table is our principal office.

	Number of Shares		Percent
Name	Owned		of Class

Glenn J. Angiolillo, Director	7,205	(1)	*
Michael J. Bender, Director	24,705	(2)	*
E. K. Gaylord II, Director	166,379	(3)	*
Ralph Horn, Director	61,205	(4)	*
David W. Johnson, Director	7,205	(5)	*
Ellen Levine, Director	27,205	(6)	*
Terrell T. Philen, Jr., Nominee	0		*
Robert S. Prather, Jr., Director	7,205	(7)	*
Colin V. Reed, Director and Named Executive Officer	1,032,207	(8)	2.1%
Michael D. Rose, Director	179,504	(9)	*
Michael I. Roth, Director	34,845	(10)	*
David C. Kloeppel, Named Executive Officer	181,051	(11)	*
Mark Fioravanti, Named Executive Officer	111,363	(12)	*
Richard A. Maradik, Named Executive Officer	2,500	(13)	*
Carter R. Todd, Named Executive Officer	0	(14)	*
TRT Holdings, Inc.	6,374,530	(15)	13.2%
Columbia Wanger Asset Management, L.P.	5,768,600	(16)	11.9%
GAMCO Asset Management, Inc.	5,366,439	(17)	11.1%
Dimensional Fund Advisors LP	2,968,593	(18)	6.1%
Wells Fargo and Company	2,965,445	(19)	6.1%
T. Rowe Price Associates, Inc.	2,441,120	(20)	5.1%
Executive officers and directors as a group (16 persons)	1,965,754	(21)	4.0%

*	Less than 1%

(1)	Includes 7,205 shares of common stock issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred by Mr. Angiolillo until the earlier of a specified date or the termination of his service as a director.

(2)	Includes 17,500 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011 and 4,205 shares of common stock issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred by Mr. Bender until the earlier of a specified date or the termination of his service as a director.

(3)	Includes 27,000 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Includes 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 15, 2011 and 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred by Mr. Gaylord until the earlier of a specified date or the termination of his service as a director.

(4)	Includes 37,000 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011 and 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred by Mr. Horn until the earlier of a specified date or the termination of his service as a director.

(5)	Includes 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 15, 2011.

(6)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011 and 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 15, 2011.

(7)	Includes 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 15, 2011.

(8)	Includes 367,375 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Includes 385,242 shares credited to Mr. Reed’s SERP, as defined below (each of which is the economic equivalent of one share of the Company’s common stock and is payable solely in shares of common stock following Mr. Reed’s termination of employment with the Company). Mr. Reed does not have voting power or investment power with respect to the shares credited to Mr. Reed’s SERP, and his sole right with respect to these shares is to receive some or all of these shares upon termination of his employment in accordance with the terms of Mr. Reed’s employment agreement, depending upon the nature of such termination. See “Nonqualified Deferred Compensation-Supplemental Executive Retirement Plan” for a further discussion of Mr. Reed’s SERP shares. Includes 170,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted in 2003, which will vest on December 31, 2011 or upon termination of Mr. Reed’s employment, whichever occurs first. Does not include 136,500 shares of common stock issuable upon the vesting of restricted stock unit awards, with both a performance-based and time-based vesting schedule, originally granted on February 4, 2008 and amended on September 3, 2010. Does not include 54,500 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on February 3, 2010. Does not include 24,000 shares of common stock issuable upon the vesting of performance-based stock unit awards granted on February 2, 2011. See “Compensation Discussion and Analysis” for a further discussion of these restricted stock unit awards.

(9)	Includes 135,000 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011 and 4,205 shares of common stock issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred by Mr. Rose until the earlier of a specified date or the termination of his service as a director.

(10)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Includes 2,705 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 15, 2011.

(11)	Includes 122,875 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Does not include 56,250 shares of common stock issuable upon the vesting of restricted stock unit awards, with both a performance-based and time-based vesting schedule, originally granted on February 4, 2008 and amended on September 3, 2010. Does not include 32,625 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on June 22, 2009. Does not include 35,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on February 3, 2010. Does not include 14,000 shares of common stock issuable upon the vesting of performance-based stock unit awards granted on February 2, 2011. See “Compensation Discussion and Analysis” for a further discussion of these restricted stock unit awards.

(12)	Includes 80,700 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Does not include 15,000 shares of common stock issuable upon the vesting of restricted stock unit awards, with both a performance-based and time-based vesting schedule, originally granted on February 4, 2008 and amended on September 3, 2010. Does not include 8,250 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on June 22, 2009. Does not include 12,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on February 3, 2010. Does not include 5,000 shares of common stock issuable upon the vesting of performance-based stock unit awards granted on February 2, 2011. See “Compensation Discussion and Analysis” for a further discussion of these restricted stock unit awards.

(13)	Consists of shares issuable upon the exercise of options exercisable within 60 days of March 15, 2011. Does not include 15,000 shares of common stock issuable upon the vesting of restricted stock unit awards, with both a performance-based and time-based vesting schedule, originally granted on

February 4, 2008 and amended on September 3, 2010. Does not include 6,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on June 22, 2009. Does not include 10,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on February 3, 2010. Does not include 2,900 shares of common stock issuable upon the vesting of performance-based stock unit awards granted on February 2, 2011. See “Compensation Discussion and Analysis” for a further discussion of these restricted stock unit awards.

(14)	Does not include 15,000 shares of common stock issuable upon the vesting of restricted stock unit awards, with both a performance-based and time-based vesting schedule, originally granted on February 4, 2008 and amended on September 3, 2010. Does not include 10,000 shares of common stock issuable upon the vesting of time-based restricted stock unit awards granted on February 3, 2010. Does not include 2,900 shares of common stock issuable upon the vesting of performance-based stock unit awards granted on February 2, 2011. See “Compensation Discussion and Analysis” for a further discussion of these restricted stock unit awards.

(15)	Based upon information set forth in Amendment No. 5 to Schedule 13D, filed with the Securities and Exchange Commission on December 11, 2009, by TRT Holdings, Inc. and Robert B. Rowling and a Form 4 filed with the Securities and Exchange Commission on May 10, 2010. Mr. Rowling indirectly owns all of the shares of the Company held by TRT Holdings, Inc. due to his ownership of all of the shares of Class B Common Stock of TRT Holdings, Inc. TRT Holdings, Inc. has sole voting and dispositive power with respect to 6,370,030 shares. Mr. Rowling directly owns 4,500 shares of the Company’s common stock. The address for TRT Holdings, Inc. is 600 East Las Colinas Blvd., Suite 1900, Irving, Texas 75039.

(16)	Based on information set forth in Amendment No. 4 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2011 by Columbia Wanger Asset Management, L.P. (“CWAM”). CWAM has sole voting power with respect to 5,206,600 shares and sole dispositive power with respect to 5,768,600 shares. The shares listed include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by CWAM. The address for CWAM is 227 West Monroe Street, Suite 300, Chicago, Illinois 60606.

(17)	Based upon information set forth in Amendment No. 35 to Schedule 13D, filed with the Securities and Exchange Commission on November 6, 2009, jointly by GGCP, Inc. (“GGCP”), Mario J. Gabelli, Gabelli Funds, LLC (“Gabelli Funds”), Teton Advisors, Inc. (“Teton Advisors”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli Investors, Inc. (“GBL”) and Gabelli Securities, Inc. (“GSI”). GGCP is the controlling shareholder of GBL. GBL is the parent company of GAMCO and GSI. GAMCO, Gabelli Funds and Teton Advisors are registered investment advisors. Mario J. Gabelli is the majority stockholder and Chief Executive Officer of GGCP and Chairman and Chief Executive Officer of GBL, and he is also deemed to be the controlling shareholder of Teton Advisors through his control of GGCP. Gabelli Funds has sole voting and dispositive power with respect to 1,095,370 shares. GAMCO has sole voting power with respect to 4,028,569 shares and sole dispositive power with respect to 4,263,069 shares. GSI has sole voting and dispositive power with respect to 4,000 shares. Teton Advisors has sole voting and dispositive power with respect to 4,000 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580.

(18)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2011 by Dimensional Fund Advisors LP (“DFA”). DFA has sole voting power with respect to 2,899,597 shares and sole dispositive power with respect to 2,968,593 shares. DFA is a registered investment advisor which furnishes investment advice to four registered investment companies and to certain other commingled group trusts and separate accounts. The principal address for DFA is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(19)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 1, 2011 by Wells Fargo and Company (“WFC”). WFC has sole voting power with respect to 2,077,104 shares, shared voting power with respect to 133 shares, sole dispositive power with respect to 2,912,987 shares and shared dispositive power with respect to 2,128 shares. The shares listed include shares held by Wells Capital Management Incorporated (“WCMI”). WFC is the parent company of

WCMI. The principal address for WFC is 420 Montgomery Street, San Francisco, CA 94104. The principal address for WCMI is 525 Market Street, 10th Floor, San Francisco, CA 94105.

(20)	Based on information set forth in Amendment No. 5 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2011. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power with respect to 416,320 shares and sole dispositive power with respect to 2,441,120 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates and its affiliates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(21)	Includes 947,565 shares issuable upon the exercise of options issued to executive officers and directors exercisable within 60 days of March 15, 2011. Includes 385,242 shares of common stock credited to Mr. Reed’s SERP and 170,000 shares of common stock issuable upon the deferred vesting of restricted stock unit awards granted to Mr. Reed in 2003, as noted above. Does not include 479,565 shares of common stock issuable upon the vesting of restricted stock unit awards granted to the Company’s executive officers that do not vest within 60 days of March 15, 2011. Includes 13,525 shares of common stock issuable upon the vesting of restricted stock unit awards issued to directors within 60 days of March 15, 2011 and 19,820 shares of common stock issuable to directors upon the vesting of restricted stock unit awards, the vesting of which has been deferred by the director until the earlier of a specified date or the termination of service as a director.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis reviews the objectives and elements of our executive compensation program and discusses the 2010 compensation decisions regarding our named executive officers:

•	Colin V. Reed — Chairman and Chief Executive Officer

•	David C. Kloeppel — President and Chief Operating Officer

•	Mark Fioravanti — Senior Vice-President and Chief Financial Officer

•	Richard A. Maradik — Senior Vice-President and Chief Marketing Officer

•	Carter R. Todd — Executive Vice-President, Secretary and General Counsel

Overview

General.  We are a lodging and hospitality company focusing on the large group meetings segment of the hospitality industry. The Human Resources Committee (the “Committee”) of the Board establishes compensation programs which are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Human Resources Committee establishes with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and long term equity incentive awards.

2010 Company Achievements.  Despite a continuing challenging economic environment and the damage and disruption to our flagship Gaylord Opryland Resort and our other Nashville-area attractions as a result of the May 2010 Nashville flood, we delivered strong operating and financial results and the following achievements during 2010:

•	Both 2010 RevPAR and Total RevPAR showed good growth and exceeded our internal budget (adjusting for the effects of the Nashville floods).

•	Our CCF performance (the primary non-gaap measure by which we evaluate performance) was in excess of budget expectations (adjusting for the effect of the Nashville flood). CCF in 2010 grew by 6% over 2009 CCF despite the loss of $12 million in attrition and cancellation fee revenue as the group sector stabilized.

•	Both gross advance bookings and net advance bookings grew substantially. Net advance bookings grew 28.2% in 2010 despite over 320,000 room nights cancelled as a result of the Nashville flood.

•	The market price for our common stock grew 82% year over year from $19.75 per share to $35.94 per share, an increase of over $750 million in our total equity value.

•	Our management team effectively communicated with all of our stakeholders - stockholders, customers, bank lenders, employees, government agencies and the media - about the impact of the Nashville flood and completed the rebuild of the flagship Gaylord Opryland on time and within budget.

2010 Compensation Decisions

As a result of the factors discussed above and the other factors discussed below, the Committee took the following key compensation actions in 2010:

•	Base Salaries: Small annual merit increases were given in 2010 to director-level and above employees, including the named executive officers other than Mr. Reed and Mr. Kloeppel. Mr. Reed and Mr. Kloeppel did not receive an increase in their base salaries in 2010.

•	Annual Cash Incentive Compensation. Each of the named executive officers other than Mr. Maradik received annual cash incentive compensation at a level equal to the stretch performance level set by the Committee, and as described below Mr. Reed received an additional amount of annual cash incentive compensation.

•	Long-Term Equity Incentive Compensation. The named executive officers received long-term equity incentive awards in 2010 in the form of time-based restricted stock units and time-based stock options. In addition, the performance-based RSUs granted to our named executive officers in 2008 were amended in 2010 as described in greater detail below.

•	Elimination of Excise Tax Gross Up Payments. Reflecting emerging compensation best practices, each of our named executive officers agreed in 2010 to eliminate their contractual right to receive a tax gross up payment for excise taxes payable in connection with payments received following a change in control of the Company.

Compensation Philosophy

Role of the Human Resources Committee

The Committee establishes and monitors compliance with our compensation philosophy. The Committee makes sure that the total compensation paid to our named executive officers and our other executives is fair, reasonable and competitive. The Committee also oversees the Board’s and management’s evaluation of the performance of the named executive officers and administration of our cash- and equity-based incentive plans. The Committee acts under a written charter adopted by the Committee and the Board, which is reviewed at least annually by the Committee. You can view the charter on our website, www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

The Committee is comprised solely of “non-employee directors” as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, “outside directors” for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and “independent directors” as defined in Section 303A.02 of the New York Stock Exchange corporate governance listing standards. The Nominating and Corporate Governance Committee of our Board determines independence and recommends Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Decision-Making Process and the Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our named executive officers. Our Chief Executive Officer annually reviews the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Committee). Recommendations based on these reviews are discussed with the Committee. The Committee then discusses and approves compensation for each named executive officer, based on such factors as the compensation analysis performed by the Committee’s external compensation consultant, the Chief Executive Officer’s assessment of individual performance and our performance. Since 2007, the Committee has engaged Towers Watson & Co., formerly Watson Wyatt & Company (“Towers Watson”), to assist it in reviewing our compensation strategies and plans.

The process is similar for determining compensation for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Committee with a recommendation. The Chief Executive Officer presents a self-assessment of his performance during the year to the Committee, which then meets in executive session to discuss and set his compensation, based on the compensation analysis performed by the Committee’s external compensation consultant and the Committee’s assessment of the Chief Executive Officer’s performance and our performance.

Compensation Objectives

Our executive compensation program is designed to achieve the following key objectives:

•	Attract and Retain highly qualified executives by providing competitive pay for each position, based on compensation levels at other similarly-sized companies and other hospitality companies.

•	Pay for Performance by providing appropriate incentives for each executive to achieve our financial goals and to achieve the relevant goals established for that executive.

•	Align Executive and Stockholder Interests by rewarding performance that enhances long-term stockholder value.

The Committee believes that a compensation program with these objectives is the most effective type of executive compensation program for the Company.

Compensation Programs for 2010

In determining total compensation for 2010, the Committee assessed the performance, responsibilities, expectations and experience of each named executive officer. The Committee also reviewed data provided by Towers Watson derived from several broad-based market-wide studies. This includes data from nationally recognized surveys prepared by Towers Watson and other third-party consultants in order to obtain a general understanding of current compensation practices. These market-wide studies were comprised of companies operating in various markets and industries (excluding financial services companies) with an annual revenue size comparable to our revenue size. When preparing the data derived from these studies delivered to the Committee, Towers Watson used a regression analysis to adjust for differences in the size of the surveyed companies compared to us. The revenue regression used to determine comparative market levels for us from published data sources was $930 million. In addition, for purposes of structuring our compensation program, the Committee also approved a peer group of companies and reviewed data compiled by Towers Watson regarding the structure of compensation programs at those companies, which were:

• Ameristar Casinos, Inc.

•	Bluegreen Corporation

•	Boyd Gaming Corporation

•	Cedar Fair, L.P.

•	Choice Hotels International, Inc.

•	International Speedway Corporation

•	Interstate Hotels and Resorts, Inc.

•	Isle of Capri Casinos, Inc.

•	Lodgian, Inc.

•	The Marcus Corporation

•	Morgans Hotel Group Co.

•	MTR Gaming Group, Inc.

•	Penn National Gaming, Inc.

•	Pinnacle Entertainment, Inc.

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Vail Resorts, Inc.

•	Wyndham Worldwide Corp.

This peer group was selected because of each company’s industry classification, size and existence of publicly available data with respect to such companies. The median size of the peer group was $977 million in revenue. The peer group information was used for purposes of structuring our compensation program only, and the published survey data was used primarily to understand market-competitive levels of pay. Together these two sources of data helped inform the Committee’s decisions on compensation but did not dictate the compensation actually paid to our named executive officers.

Target Total Compensation

In 2010, the named executive officers’ total compensation package consisted of three primary elements:

•	Base Salary, which was intended to guarantee cash compensation at a level appropriate for the named executive officer’s experience and responsibilities;

•	Annual Cash Incentive Compensation, which primarily reflected our financial performance, in accordance with the goals established by the Committee; and

•	Long-Term Equity Incentive Compensation, which was designed to align the interests of the named executive officers and our stockholders.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Instead, the Committee reviews information provided by its compensation consultant to determine the appropriate level and mix of incentive compensation. Historically, the Committee has granted a majority of total compensation to the named executive officers in the form of incentive compensation.

In 2010, the Committee attempted to provide total compensation to each named executive officer that was competitive based on current compensation practices. In setting target total compensation for each named executive officer, the Committee also confirmed that the past individual performance of each named executive officer did not merit a lower level of total compensation.

The Committee generally endeavors to provide a total target compensation package to our named executive officers that is between the 50th and 75th percentile of total compensation paid to executives in comparable positions based on the data derived from the market-wide studies noted above (using a regression analysis to adjust for differences between our size and the size of the surveyed companies). In determining target total compensation for this purpose in 2010 in comparison to the market-wide studies noted above, the Committee took into account each named executive officer’s 2010 base salary and 2010 target cash incentive compensation opportunity, as well as the fair value of the time-based restricted stock unit awards and stock options granted to our named executive officers in early 2010 as described below (excluding the restricted stock units granted as retention awards in early 2010 to Messrs. Fioravanti, Maradik and Todd as described below). In this determination, the Committee did not take into account any amounts included under “All Other Compensation” in the 2010 Summary Compensation Table below as the result of the fact that the market-wide studies referenced above do not include compensation of this nature when determining total compensation. Target total compensation for 2010 also did not take into account (1) the restricted stock units granted to Messrs. Fioravanti, Maradik and Todd in early 2010 as retention awards as the result of the fact that such awards (which do not vest until February 3, 2014) were granted outside of the normal, annual long-term incentive plan process for the purpose of encouraging the retention of these named executive officers, or (ii) the amendments in September 2010 to the performance-based RSUs granted during 2008 as the result of the fact that this action was taken later in 2010 after the total target compensation package had been set.

In 2010, the target total compensation of Messrs. Reed and Maradik was within this 50th to 75th percentile. The target total compensation of Mr. Kloeppel was slightly above this 75th percentile as the result of the significance of Mr. Kloeppel’s responsibilities and role within the Company as compared to the peer group. The target total compensation of Mr. Todd was slightly below the 50th percentile as the result of the Company having a somewhat smaller internal legal staff headed by Mr. Todd compared to the average size of in-house legal departments of other companies included in the market-wide surveys. The target total compensation of Mr. Fioravanti was below the 50th percentile as the result of Mr. Fioravanti being relatively new to the chief financial officer position at the Company.

The compensation actually received by each of our named executive officers during 2010 in respect of the elements of compensation taken into account in setting target total compensation (that is, all 2010 compensation reflected in the 2010 Summary Compensation Table below other than amounts included under “All Other Compensation” for the reason noted above) exceeded the 75th percentile of total compensation based on the market-wide studies noted above. This resulted from, among other things, that each of our named executive officers other than Mr. Maradik received cash incentive payments equal to at least their stretch amount (with Mr. Maradik receiving a cash incentive payment slightly below his stretch amount) as the result of the Company’s strong operating and financial results and achievements during 2010, and the incremental fair value associated with the amendments to the 2008 performance-based RSUs in September 2010. The Committee believes that this level of compensation was appropriate given both the strong operating performance of the Company’s other Gaylord Hotels and the extraordinary performance of the management team in responding to the flood at the Gaylord Opryland and completing the rebuild and repositioning of that hotel on time and on budget in 2010.

Base Salary

We seek to provide base salaries for our named executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. We also seek to provide base salaries that are competitive with comparable positions at other companies, using the market surveys described above for guidance.

In February 2010, the Committee reviewed the base salary to be paid to the named executive officers for the 2010 fiscal year. In making its decisions, the Committee considered the ongoing challenging economic conditions during the past two years, the difficult operating environment in the hospitality industry during this time and the equity market decline that had adversely affected our stock price during this time. The Committee also considered the percentage increase in salaries generally being provided to the Company’s employees at this time. Finally, the Committee assessed the impact of the recent base salary increases given to Mr. Kloeppel, Mr. Fioravanti and Mr. Maradik in June 2009 in connection with their appointments to new positions with additional responsibilities, along with the fact that the Company’s named executive officers did not otherwise receive any increase in base salary during 2009. Following this review, the Committee decided that Mr. Reed’s and Mr. Kloeppel’s base salaries should not be increased and that the other named executive officers should receive the percentage increases in base salaries set forth below. Accordingly, base salaries for the named executive officers for 2010 were set at:

Name	2010 Base Salary	2009 Base Salary	Percentage Increase

Colin V. Reed	$910,000	$910,000	—
David C. Kloeppel	700,000	700,000	—
Mark Fioravanti	361,000	350,000	3.1%
Richard A. Maradik	333,000	325,000	2.5%
Carter R. Todd	308,000	300,000	2.7%

Annual Cash Incentive Compensation

2010 Incentive Compensation Plan.  At the beginning of 2010, as is customary, the Committee established the parameters of the annual cash incentive program for the named executive officers. In this regard, as described below, the Committee established earnings per share targets for the payment of annual incentive compensation during 2010. At the time the Committee established these targets, the Committee provided that the Company’s actual earnings per share would be adjusted upon the occurrence of certain extraordinary events.

Plan Design.  The Company’s named executive officers and other employees participate in our cash incentive plan in accordance with stockholder-approved criteria specified in our omnibus incentive plans. Our annual cash incentive plan is designed to motivate the named executive officers by directly linking the payment of cash incentive compensation to the attainment of designated financial goals. The annual cash incentive compensation paid to the named executive officers in 2010 was based on the level of achievement of Company earnings per share, or EPS, calculated in accordance with generally accepted accounting principles (subject to adjustment by the Committee as described below). The Committee selected EPS because it is one of the principal tools used by our management and our investors in evaluating our financial performance.

In determining whether the named executive officers met their designated EPS goals, the Committee may provide for certain adjustments to this calculation in order to take into account certain extraordinary or unusual transactions or events as set forth in our 2006 Omnibus Incentive Plan which cause this calculation to more accurately reflect our actual performance. As described below, the Committee provided for such adjustments at the time of setting EPS goals in 2010. The Committee also retains the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to a named executive officer if the officer does not attain a minimum-level annual performance rating.

2010 Performance Goals.  In February 2010, the Committee established the following performance goals for our annual cash incentive plan for 2010:

•	“Threshold” Performance Goal: the goal meriting payment of the minimum cash incentive award opportunity established by the Committee. For 2010 the Committee set the “threshold” performance goal at EPS of ($0.236).

•	“Target” Performance Goal: the goal meriting payment of the target cash incentive award opportunity established by the Committee. For 2010, the Committee set the “target” performance goal at EPS of ($0.052).

•	“Stretch” Performance Goal: the goal meriting payment of the maximum cash incentive award opportunity established by the Committee. For 2010, the Committee set the “stretch” performance goal at EPS of $0.133.

The Committee set the EPS “target” performance goal at our projected EPS level for 2010, as the Committee believed that achieving this goal would represent a significant step in meeting our long-term strategic and financial objectives. In choosing this goal, the Committee considered the general economic climate expected in 2010, the expected conditions in the hospitality industry during 2010 and our expected financial results during 2010. In setting the “threshold,” “target” and “stretch” performance goals for 2010, the Committee attempted to ensure that the relative level of difficulty of achieving these levels was generally consistent with prior years.

In February 2010, the Committee also approved the following potential bonus award opportunities (set as a percentage of base salary) under the cash incentive plan for each named executive officer for 2010:

	Percentage of Base Salary Payable Upon
	Achievement of EPS Performance
	Threshold	Target	Stretch
	Performance	Performance	Performance
	Goal	Goal	Goal

Colin V. Reed	50%	100%	200%
David C. Kloeppel	45%	90%	180%
Mark Fioravanti	30%	60%	120%
Richard A. Maradik	30%	60%	120%
Carter R. Todd	30%	60%	120%

The percentage of salary awarded for performance falling between the “threshold” and “target” goals and the “target” and “stretch” goals is based on actual results achieved using interpolation.

2010 Cash Incentive Awards.  In analyzing our results for the purpose of determining the extent to which annual cash incentive plan compensation had been earned, the Committee took note of the fact that despite a continuing challenging economic environment and the damage and disruption to our flagship Gaylord Opryland Resort as a result of the May 2010 Nashville flood, we delivered strong operating and financial results and accomplished the following achievements:

•	Both 2010 RevPAR and Total RevPAR showed good growth and exceeded our internal budget, and their pace of growth was only slightly behind our competitive set which had much easier comparisons to 2009.

•	Our CCF performance (the primary non-gaap measure by which we evaluate performance) was in excess of budget expectations (adjusting for the effect of the Nashville flood). CCF grew by 6% over 2009 despite the loss of $12 million in attrition and cancellation fee revenue as the group sector stabilized.

•	Both gross advance bookings and net advance bookings grew substantially. Net advance bookings grew 28.2% in 2010 despite over 320,000 room nights cancelled as a result of the Nashville flood.

•	The market price for our common stock grew 82% year over year from $19.75 per share to $35.94 per share, an increase of over $750 million in our total equity value.

•	Our management team effectively communicated with all of our stakeholders - stockholders, customers, bank lenders, employees, government agencies and the media - about the impact of the Nashville flood and completed the rebuild of the flagship Gaylord Opryland on time and within budget.

As noted above, under the terms of our 2006 Omnibus Incentive Plan, the Committee provided that adjustments to our EPS calculation would be made in order to take into account certain extraordinary or unusual transactions or events to cause this calculation to more accurately reflect our actual performance. In 2010, the Committee determined that the catastrophic flooding in Nashville in May 2010 (which resulted in the complete closure of the Gaylord Opryland for remediation and rebuilding following the time of the flood until the hotel’s reopening on November 15, 2010, as well as the temporary closure of certain of our Nashville area attractions such as the Grand Ole Opry) was such an extraordinary event. The Committee then conducted an analysis to determine to what extent the permitted incentive compensation should be awarded to accurately reflect the efforts of the named executive officers and the performance of the Company’s business. As a result of this analysis, Committee determined that, because of the significant impact of the flooding on the Company’s EPS, excluding the effect of the Nashville flood on our 2010 earnings per share, as provided by the annual cash incentive plan, was appropriate for purposes of determining the compensation to be paid under the annual cash incentive plan.

Prior to making any adjustments related to the Nashville flood, our EPS during 2010 was ($1.886). The Committee determined under the 2006 Omnibus Plan that the expenses and losses associated with the flood should be eliminated in the calculation of the Company’s EPS for purposes of the 2010 cash incentive plan. Thus, the Committee adjusted the Company’s EPS for purposes of evaluating the incentive awards to eliminate the direct expenses incurred by the Company as a result of the flood and to give credit for the budgeted income of the idled operating units during the periods in which these units were not operating, but otherwise retained the Company’s threshold, target and stretch EPS targets. Based upon that determination, the Committee concluded that adjusted EPS for determining compliance with Section 162(m) was $0.215 per share, which was in excess of our stretch EPS goal of $0.133. That determination would permit cash incentive compensation payable at the “stretch” level. The Committee believes that these adjustments were appropriate given both the strong operating performance of the Company’s other Gaylord Hotels and the extraordinary performance of the management team in responding to the flood at the Gaylord Opryland and completing the rebuild and repositioning of that hotel on time and on budget in 2010.

Based on the Company’s achievement of an EPS level, as adjusted, in excess of our stretch EPS goal, as well as the Company’s other strong operating and financial results and achievements as described above, the Committee determined that each of our named executive officers other than Mr. Maradik should receive cash incentive compensation in an amount equal to at least his stretch bonus amount. In this regard, the Committee determined that Messrs. Kloeppel, Fioravanti and Todd should each receive a bonus equal to his stretch performance amount, that Mr. Maradik’s bonus should be slightly lower than his stretch performance amount, and that Mr. Reed should receive his stretch performance amount plus an additional amount of $180,000 due to his efforts in directing the Company’s flood restoration efforts.

Accordingly, the annual cash incentive compensation awards made to each named executive officer for 2010 were:

	Annual Cash	Discretionary Cash
	Incentive	Incentive
Name	Compensation	Compensation

Colin V. Reed	$1,820,000	$180,000
David C. Kloeppel	$1,260,000	—
Mark Fioravanti	$430,090	—
Richard A. Maradik	$377,338	—
Carter R. Todd	$367,338	—

The Committee also reviewed the annual performance rating of each named executive officer and verified that each named executive officer met the minimum-level performance rating.

Long-Term Equity Incentive Compensation

Program Design.  The Committee believes that a powerful way to align the long-term interests of the named executive officers with those of our stockholders is to award equity-based compensation, which may take the form of stock options, restricted stock, restricted stock unit awards or other equity-based awards pursuant to the terms of our omnibus incentive plans. A significant percentage of each named executive officer’s targeted total compensation is allocated to incentive compensation, including equity-based incentive compensation.

2010 Equity Incentive Compensation Awards.  At its February 3, 2010 meeting, the Committee reviewed the long-term incentive compensation program implemented in 2008. This program included the grant during 2008 of performance-based restricted stock unit awards vesting in 2012 to the extent of the Company’s achievement of certain performance criteria during the 2008 through 2011 fiscal years, and the grant of stock options with an exercise price in excess of the trading price of our common stock at the time of the grant. These awards normally would have been granted in annual increments to the named executive officers over the 2008 through 2011 fiscal years. The Committee determined that the two goals of the 2008 incentive compensation program, rewarding performance and encouraging retention from 2008 through 2011, would not be fully realized as a result of the difficult economic conditions and hospitality industry environment faced by us since 2008 which had significantly impaired the value of the equity awards made by us in 2008.

Based on this review, the Committee determined that long-term equity incentive compensation awards should be made to the named executive officers for 2010 to reinforce the goals of rewarding performance and encouraging retention. In deciding the type of awards to make, the Committee noted the difficulty of establishing long-term performance goals given the current economic and industry conditions. The Committee decided to structure the new incentive awards as a combination of time-based restricted stock unit awards, vesting in two and four years, and stock options, vesting ratably over four years. In addition to the grants referenced above, the Committee decided to grant restricted stock units to Messrs. Fioravanti, Maradik and Todd vesting in four years as retention awards outside of the normal, annual long-term incentive compensation plan process for the purposes of encouraging the retention of these officers (7,900 restricted stock units in the case of Mr. Fioravanti, and 7,000 restricted stock units in the case of Mr. Maradik and Mr. Todd). Accordingly, the following long-term equity incentive compensation awards (including the retention awards to Messrs. Fioravanti, Maradik and Todd) were made to the named executive officers for 2010:

	Number of	Number of
	Time-Based Restricted	Time-Based Restricted	Number of Stock
	Stock Unit Awards	Stock Unit Awards	Option Awards	Exercise Price
	Vesting on	Vesting on	Vesting Over Four	of Stock
Name	February 3, 2012	February 3, 2014	Years(1)	Option Awards

Colin V. Reed	27,250	27,250	89,500	$20.08
David C. Kloeppel	17,500	17,500	52,500	$20.08
Mark Fioravanti	2,050	9,950	13,800	$20.08
Richard A. Maradik	1,500	8,500	10,000	$20.08
Carter R. Todd	1,500	8,500	10,000	$20.08

(1)	The stock option awards vest ratably over four years in equal 25% increments, beginning on February 3, 2011.

2010 Amendments to Executive Employment Agreements and 2008 Equity Incentive Agreements.

On September 3, 2010, the Company amended the employment agreements of each named executive officer to eliminate the Company’s obligation to reimburse the named executive officers for certain excise tax payments that may apply under Internal Revenue Code Sections 4999 and 280G in connection with compensation payable after a change in control of the Company. The Committee believed that eliminating these tax gross-up payments reflected emerging compensation best practices and were in the best interests of the Company.

On September 3, 2010, the Company also amended the award agreements for performance-based restricted stock units granted in 2008 to the named executive officers. As amended, the restricted stock units vest as follows:

•	25% of the restricted stock units vested on the date of amendment;

•	some, all or none of the remaining 75% of the restricted stock units will vest on February 4, 2012 based on the extent to which the financial performance criteria specified in the original award agreement are satisfied (consistent with the original terms of the award agreements); and

•	25% of the restricted stock units will vest on December 31, 2012 if the named executive officer remains employed by the Company on such date (unless vested earlier on February 4, 2012 to the extent performance criteria are satisfied).

The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Based on current projections, the Company expects that portions of the performance goals will be achieved and, when coupled with the time-based portion of the awards, all of the restricted stock units granted will ultimately vest. The Committee believed it advisable to amend these agreements as described above to encourage the retention of our named executive officers as well as (through the remaining performance-based component) to incentivize and reward performance, particularly in light of the historic 2010 Nashville flood and the extraordinary performance of the management team in responding to the flood.

Other Compensation Elements in 2010

Employment Agreements.  In February 2008 we entered into employment agreements with each of the named executive officers which have an initial two-year term, with automatic renewal terms of two years each (unless either party provides the other with prior notice of non-renewal). The terms of the employment agreement for each named executive officer, including a description of required severance and/or change of control payments in designated circumstances, are more fully described under “Potential Payments on Termination or Change of Control” below.

Retirement Plans.  We currently maintain a tax-qualified 401(k) retirement savings plan (the “401(k) Savings Plan”). The 401(k) Savings Plan enables our employees to contribute a portion of their annual salary, subject to a limit prescribed by the Internal Revenue Service (the “IRS”), to the 401(k) Savings Plan on a before-tax basis. Our named executive officers, along with certain other highly compensated employees, may contribute the lesser of up to 40% of annual salary on a before-tax basis or an IRS-prescribed limit. We make matching contributions of 100% of each participant’s contributions, up to four percent of the participant’s pay, which are fully vested upon contribution.

Participants in the 401(k) Savings Plan may choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a Company stock fund. Participants can daily change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee.

In addition to the 401(k) Savings Plan, the named executive officers, in addition to certain other eligible executive officers, are entitled to participate in an unfunded, unsecured deferred compensation plan (the “Supplemental Deferred Compensation Plan”). Deferrals of compensation under the Supplemental Deferred Compensation Plan by each named executive officer and our matching obligations are discussed in further detail under “Nonqualified Deferred Compensation” below. We believe that this plan provides an important retirement savings vehicle for senior executive officers.

We have also agreed to pay Mr. Reed a supplemental executive retirement benefit (“SERP”). This benefit, which is discussed in more detail under “Nonqualified Deferred Compensation” below, was in the Committee’s view essential to attracting Mr. Reed to employment with us and has proved valuable in securing his extended employment as well.

Perquisites and Other Personal Benefits.  We provide the named executive officers with a limited number of perquisites and other personal benefits whose primary purpose is to minimize distractions from the executives’ attention to important Company initiatives. The Committee believes the perquisites and other personal benefits provided to the named executive officers are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.

We provide the following perquisites to the named executive officers, all of which are quantified in the Summary Compensation Table below:

•	Reimbursement for financial counseling and tax preparation, car allowance and additional life and disability insurance benefits not available to all employees generally. We believe these benefits enable us to be competitive in the market for executive talent and allow the named executive officers to devote additional time and energy to our business.

•	Limited personal use of our aircraft. We believe that this benefit provides better security for the named executive officers and allows them to devote additional time to our business. If the named executive officer’s spouse or other guest accompanies him, that person’s personal use of the aircraft is considered a personal benefit to him. This benefit is taxable to the named executive officer in accordance with Internal Revenue Service regulations.

•	Reimbursement for physical examinations. This benefit is intended to encourage executives to protect their health.

Compensation Decisions for 2011

At its February 2, 2011 meeting, the Committee reviewed the compensation to be paid to the named executive officers for the 2011 fiscal year in light of the continuing economic challenges faced by us and the hospitality industry as a whole in recent years and which, the Committee believes, would continue in 2011. In making its decisions, the Committee also considered the substantial volatility in the United States equity markets in recent years. These events have significantly affected our stockholders, as well as our named executive officers who, due to the emphasis in our compensation program on performance-based equity compensation and the accumulation and holding of prior equity grants, have substantial holdings in our stock.

Base Salary

In assessing the base salary to be paid to the named executive officers for the 2011 fiscal year, the Committee reviewed the factors described above. The Committee also considered the impact of base salaries paid in 2010 to each named executive officer. Based on this review, the Committee determined that the base salaries for Mr. Reed and Mr. Kloeppel should remain unchanged and that Mr. Maradik and Mr. Todd should receive the percentage increases in base salary set forth below. The Committee also determined that Mr. Fioravanti should receive an approximately 14% increase in his base salary due to the fact that his base salary was below the median base salary of chief financial officers at companies within the market-wide studies noted above (after giving effect to a regression analysis to adjust for differences between our size and the size of surveyed companies). Accordingly, base salaries for the named executive officers for 2011 were set at:

Name	2011 Base Salary	2010 Base Salary	Percentage Increase

Colin V. Reed	$910,000	$910,000	—
David C. Kloeppel	700,000	700,000	—
Mark Fioravanti	410,000	361,000	13.6%
Richard A. Maradik	340,000	333,000	2.1%
Carter R. Todd	314,000	308,000	2.0%

Annual Cash Incentive Compensation

At its February 2, 2011 meeting, the Committee also established criteria for 2011 cash incentive plan compensation pursuant to Section 11 of the 2006 Omnibus Incentive Plan. Each named executive officer will have the opportunity to earn cash incentive compensation equal to the percentage of his 2011 salary set forth in the table below based upon achievement of designated EPS performance goals established by the Committee.

	Percentage of Base Salary Payable Upon
	Achievement of EPS Performance
	Threshold	Target	Stretch
	Performance	Performance	Performance
	Goal	Level	Level

Colin V. Reed	50%	100%	200%
David C. Kloeppel	45%	90%	180%
Mark Fioravanti	30%	60%	120%
Richard A. Maradik	30%	60%	120%
Carter R. Todd	30%	60%	120%

The Committee set the EPS “target” performance goal at our projected EPS level for 2011, as the Committee believes that achieving this goal will represent a significant step in meeting our long-term strategic and financial objectives. In making determinations of the desired “threshold,” “target” and “stretch” performance goals, the Committee also considered the general economic climate and the specific market conditions that we are likely to face in 2011. The Committee attempted to set the “threshold,” “target” and “stretch” performance goals to ensure that the relative level of difficulty of achieving these levels was generally consistent with prior years.

In determining whether the named executive officers meet their designated Company EPS goals in 2011, the Committee will adjust the actual EPS for the year to exclude losses or expense related to certain extraordinary, non-recurring events or occurrences as set forth in our 2006 Omnibus Incentive Plan (and may exclude any items of income or gain) before exercising any negative discretion in determining the final amounts of the cash incentive awards to ensure that such awards accurately reflect our actual performance. The Committee also can lower the amount of, or not award, annual cash incentive compensation otherwise payable to an officer under the cash incentive plan for 2011 if the officer does not attain a minimum-level annual performance rating.

Long-Term Equity Incentive Compensation

At its February 2, 2011 meeting, the Committee also reviewed the long-term incentive compensation program decisions implemented in 2010. Based on this review, the Committee determined that long-term equity incentive compensation awards should be made to the named executive officers for 2011 to reinforce the goals of rewarding performance and encouraging retention. The Committee decided to structure the new incentive awards as a combination of performance-based restricted stock unit awards, vesting in three years based on the achievement of designated financial goals established by the Committee, and stock options, vesting ratably over four years. Accordingly, the following long-term equity incentive compensation awards were made to the named executive officers for 2011:

	Number of
	Performance-Based	Number of
	Restricted	Time-Based Stock
	Stock Unit Awards	Option Awards	Exercise Price
	Available to Vest on	Vesting Over Four	of Stock
Name	February 2, 2014(1)	Years(2)	Option Awards

Colin V. Reed	24,000	70,000	$34.30
David C. Kloeppel	14,000	40,000	$34.30
Mark Fioravanti	5,000	15,500	$34.30
Richard A. Maradik	2,900	8,600	$34.30
Carter R. Todd	2,900	8,600	$34.30

(1)	The restricted stock units will vest in full on February 2, 2014 only if the designated financial goals established by the Committee are achieved by the Company. If such goals are not met, then none of the awards will vest.

(2)	The stock option awards vest ratably over four years in equal 25% increments, beginning on February 2, 2012.

Other Compensation Information

Equity Compensation

Restricted Stock and Restricted Stock Unit Awards.  We grant restricted stock awards or restricted stock unit awards (with time-based or performance-based vesting) pursuant to the 2006 Omnibus Incentive Plan, and prior to adoption of this plan, we made such awards pursuant to our 1997 Omnibus Stock Option and Incentive Plan. In addition, in the event the amendment and restatement of our 2006 Omnibus Incentive Plan is approved by our stockholders at the Meeting, we anticipate that we will make grants of restricted stock awards or restricted stock unit awards (with time-based or performance-based vesting) pursuant to the amended and restated 2006 Amended and Restated Omnibus Incentive Plan. For additional information regarding the amendment and restatement of our 2006 Omnibus Incentive Plan, see “Proposal 3 — Approval of Amendment and Restatement of the Company’s 2006 Omnibus Incentive Plan” below.

We have historically made restricted stock and restricted stock unit awards primarily made in connection with an employee’s promotion or assumption of additional job duties, or as otherwise determined by the Committee. Except as noted above, time-based vesting restricted stock and restricted stock unit awards, when made, generally vest over a four year period, with one-fourth vesting annually beginning on the first anniversary of the date of grant. In addition, we have also granted performance-based vesting restricted stock unit awards, which vest based on the achievement of financial criteria established by the Committee.

The Committee has also determined that, beginning in 2011, we will make restricted stock unit awards the primary component of our equity incentive compensation plan to our eligible employees other than the named executive officers. These awards will be made an annual basis and will be focused on the goals of encouraging Company financial performance and encouraging employee retention. Except as otherwise determined by the Committee, the restricted stock unit awards will generally vest 50% on the third anniversary, and 50% after the fourth anniversary, of the date of grant. Other vesting schedules may be determined by the Committee in its discretion. In addition, we may from time to time grant performance-based vesting restricted stock unit awards, which will vest based on the achievement of financial criteria established by the Committee.

Restricted stock and restricted stock unit awards are evidenced by a written agreement between us and the employee. Prior to the vesting of a restricted stock award, the holder of such award would have rights as a stockholder with respect to shares (including as to dividends or other distributions), but may not sell or otherwise dispose of such shares. Prior to the vesting of a restricted stock unit award, the holder has no rights as a stockholder with respect to the shares subject to such award, including voting rights and the right to receive dividends or dividend equivalents.

Stock Option Awards.  We have granted stock option awards pursuant to the 2006 Omnibus Incentive Plan, and prior to adoption of this plan, we granted awards pursuant to our 1997 Omnibus Stock Option and Incentive Plan. In addition, in the event the amendment and restatement of our 2006 Omnibus Incentive Plan is approved by our stockholders at our Annual Meeting, we anticipate that we may from time to time make stock option awards pursuant to the amended and restated 2006 Omnibus Incentive Plan. For additional information regarding the amendment and restatement of our 2006 Omnibus Incentive Plan, see “Proposal 3 — Approval of Amendment and Restatement of the Company’s 2006 Omnibus Incentive Plan” below.

Each option award is evidenced by a written agreement between us and the employee. Stock options awarded generally vest ratably over a four-year period, with one-fourth vesting annually beginning on the first anniversary of the date of grant, and have a 10-year term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Stock Ownership Guidelines

To directly align the interests of senior executive officers with the interests of the stockholders and to ensure that they maintain a significant portion of their long-term equity incentive awards, the Committee requires that our senior executives, including the named executive officers, maintain a minimum ownership interest in our stock. The value of our stock (as a multiple of the named executive officers’ base salary) required to be owned is as follows:

	Multiple of
Executive Officer	Base Salary

Mr. Reed	5	x
Messrs. Kloeppel and Todd	3	x
Messrs. Fioravanti and Maradik	2	x

The named executive officers are required to achieve these ownership requirements by December 31, 2011 (five years from the adoption of the requirement). Shares that are either owned directly (including restricted shares of common stock or restricted stock units, whether vested or not) or indirectly through savings plans sponsored by us are included in determining whether an individual attains the minimum ownership guidelines. Shares that are subject to unexercised stock options are not included. At December 31, 2010, each named executive officer was in compliance with the guidelines, as detailed below:

		Number of Shares
	Share Ownership	Owned as of
Executive Officer	Requirement	December 31, 2010

Colin V. Reed	126,600	855,832	(1)
David C. Kloeppel	58,431	182,051	(2)
Mark Fioravanti	20,089	65,913	(3)
Richard A. Maradik	18,531	31,000	(4)
Carter R. Todd	17,140	25,000	(5)

(1)	Includes 385,242 shares credited to Mr. Reed’s SERP, as defined below, 170,000 shares of common stock issuable upon the delayed vesting of time-based restricted stock unit awards granted in 2003, and 191,000 shares of common stock issuable upon the vesting of restricted stock unit awards, as more fully described in “Security Ownership of Certain Beneficial Owners and Management” above.

(2)	Includes a total of 123,875 shares of common stock issuable upon the vesting of restricted stock unit awards, as more fully described in “Security Ownership of Certain Beneficial Owners and Management” above.

(3)	Includes a total of 35,250 shares of common stock issuable upon the vesting of restricted stock unit awards, as more fully described in “Security Ownership of Certain Beneficial Owners and Management” above.

(4)	Consists of shares of common stock issuable upon the vesting of restricted stock unit awards, as more fully described in “Security Ownership of Certain Beneficial Owners and Management” above.

(5)	Consists of shares of common stock issuable upon the vesting of restricted stock unit awards, as more fully described in “Security Ownership of Certain Beneficial Owners and Management” above. In connection with his promotion from Senior Vice-President to Executive Vice-President on June 22, 2009, Mr. Todd become subject to the 3x multiple stock ownership guidelines (with an additional five-year compliance period). The stock ownership guideline listed above for Mr. Todd reflects the 2x multiple stock ownership guideline, which was the applicable compliance amount for Mr. Todd as of December 31, 2010.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless earned under an objective performance-based arrangement. We believe that compensation paid under the management incentive plans (except for time-based vesting restricted stock and the currently outstanding time-based vesting restricted stock unit awards) is generally fully deductible for federal income tax purposes. We also believe that the terms of the employment agreements for our senior management, including each named executive officer, comply with recent Internal Revenue Service guidance, including Revenue Ruling 2008-13, with respect to the deductibility of qualified performance-based compensation payable upon retirement or termination of employment. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments, including all stock option, restricted stock and restricted stock unit awards, in accordance with the requirements of FASB ASC Topic 718 (formerly SFAS 123(R)).

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

The Human Resources Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in these proxy materials.

HUMAN RESOURCES COMMITTEE:

MICHAEL I. ROTH, CHAIRMAN
RALPH HORN
ELLEN LEVINE
ROBERT S. PRATHER, JR.

2010 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information for Colin V. Reed, our principal executive officer; Mark Fioravanti, our principal financial officer; and David C. Kloeppel, Richard A. Maradik and Carter R. Todd, who are the three most highly compensated executive officers other than Mr. Reed and Mr. Fioravanti.

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred
				Stock		Option	Plan	Compensation	All Other
Name and	Year	Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Principal Position(a)	(b)	($)(c)(1)	($)(d)(2)	($)(e)		($)(f)(7)(8)	($)(g)(9)	($)(h)	($)(i)(10)	($)(j)

Colin V. Reed	2010	$910,000	—	$1,094,360	(3)	$1,022,869	$2,000,000	—	$100,454	$7,785,793
Chairman of the Board and				2,658,110	(4)
Chief Executive Officer	2009	910,000	—	—		—	546,000	—	169,378	1,625,378
	2008	897,960	—	5,645,640	(5)	1,694,279	400,000	—	127,307	8,765,186
David C. Kloeppel	2010	700,000	—	702,800	(3)	600,007	1,260,000	—	25,956	4,384,138
President and Chief				1,095,375	(4)
Operating Officer	2009	662,500	—	542,445	(6)	408,096	358,915	—	21,839	1,993,795
	2008	564,423	—	2,326,500	(5)	708,517	200,000	—	47,053	3,846,493
Mark Fioravanti	2010	358,039	—	240,960	(3)	157,716	430,090	—	37,896	1,516,801
Senior Vice President and				292,100	(4)
Chief Financial Officer	2009	312,500	—	137,170	(6)	103,753	113,277	—	30,594	697,294
	2008	258,173	—	620,400	(5)	154,025	50,000	—	32,713	1,115,311
Richard A. Maradik	2010	330,846	—	200,800	(3)	114,287	377,338	—	19,842	1,335,213
Senior Vice President and				292,100	(4)
Chief Marketing Officer	2009	312,500	—	99,760	(6)	72,627	112,759	—	30,769	628,415
	2008	283,173	—	620,400	(5)	154,025	55,000	—	32,675	1,145,273
Carter R. Todd	2010	305,847	—	200,800	(3)	114,287	367,338	—	31,196	1,311,568
Executive Vice President,				292,100	(4)
Secretary and General Counsel	2009	300,000	—	—		—	108,000	—	33,763	441,763
	2008	287,885	—	620,400	(5)	154,025	55,000	—	30,827	1,148,137

(1)	Amounts shown are not reduced to reflect the named executive officers’ contributions, if any, to the Company’s 401(k) Savings Plan or elections, if any, to defer receipt of salary into the Company’s Supplemental Deferred Compensation Plan. Amounts shown are amounts actually paid to the named executive officer during the applicable fiscal year and reflect, to the extent applicable, the impact of a salary increase for certain of the named executive officers during the year.

(2)	Cash incentive compensation paid to each named executive officer with respect to the applicable fiscal year is reflected in column (g).

(3)	Represents a non-cash amount equal to the grant date fair value of the restricted stock units awarded to the named executive officers on February 3, 2010.

(4)	Represents a non-cash amount related to the required presentation of the modification on September 3, 2010 (as described above on page 44 of this proxy statement) of the performance-based restricted stock units awarded to the named executive officers on February 4, 2008, the full grant date fair value of which is also set forth in the 2008 row immediately below as described in footnote 5 below. The amounts set forth above represent the incremental fair value associated with the modification in 2010 of 50% of these restricted stock units awarded to the named executive officers in 2008 (i.e., 91,000 of the 182,000 restricted stock units awarded to Mr. Reed in 2008, 37,500 of the 75,000 restricted stock units awarded to Mr. Kloeppel in 2008, and 10,000 of the 20,000 restricted stock units awarded to each of Messrs. Fioravanti, Maradik and Todd in 2008). For purposes of this determination, such incremental fair value is calculated as follows: the fair value of the amended restricted stock unit award at the date of modification minus the fair value of the original award at the date of modification. The terms of these awards, when granted in 2008, provided that these restricted stock units would vest on February 4, 2012 based on the extent to which the Company achieved a designated cumulative cash earnings per share compound annual growth rate and/or consolidated cash flow compound annual growth rate over the 2008 through 2011 fiscal years. As amended on September 3, 2008, the restricted stock units vest as follows:

•	25% of the restricted stock units vested on the date of amendment;

•	some, all or none of the remaining 75% of the restricted stock units will vest on February 4, 2012 based on the extent to which the financial performance criteria specified in the original award agreement are satisfied (consistent with the original terms of the award agreements); and

•	25% of the restricted stock units will vest on December 31, 2012 if the named executive officer remains employed by the Company on such date (unless vested earlier on February 4, 2012 to the extent performance criteria are satisfied).

The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Based on current projections, the Company expects that portions of the performance goals will be achieved and, when coupled with the time-based portion of the awards, all of the restricted stock units granted will ultimately vest.

(5)	Represents a non-cash amount equal to full grant fair value of the performance-based restricted stock units awarded to each of the named executive officers on February 4, 2008 as referenced in footnote 4 above.

(6)	Represents a non-cash amount equal to the grant date fair value of the time-based restricted stock units awarded to Messrs. Kloeppel, Fioravanti and Maradik on June 22, 2009 in connection with their appointment to new positions with the Company.

(7)	The amount listed in column (f) is a non-cash amount which represents the grant date fair value of the stock option awards granted to the named executive officers. The grant date fair value of the stock option awards was determined in accordance with FASB ASC Topic 718 based on the Black-Scholes-Merton option pricing formula. See Note 11 to our consolidated financial statements for the three years ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 25, 2011, for the assumptions made in determining the grant date fair value.

(8)	On August 6, 2009, each of the Company’s named executive officers surrendered and cancelled, without consideration, certain previously granted stock option awards to purchase shares of the Company’s stock. The “Option Awards” column for 2008 in the table above reflects the grant date fair value of these awards; however, because these awards were cancelled, the named executive officers will not realize a benefit from such awards. For 2008, the aggregate number of shares of Company stock underlying the surrendered and cancelled stock option awards and the related grant date fair value of such awards reflected in the “Option Awards” column above were as follows: Mr. Reed — 275,000 ($1,694,279); Mr. Kloeppel — 115,000 ($708,517); Mr. Fioravanti — 25,000 ($154,025); Mr. Maradik — 25,000 ($154,025); and Mr. Todd — 25,000 ($154,025).

(9)	Amounts shown represent amounts paid under the Company’s annual cash incentive compensation program as described in “Compensation Discussion and Analysis-Compensation Programs for 2010.”

(10)	The following table sets forth the components of the All Other Compensation amount for each named executive officer in 2010:

	Company					Financial
	Match to	Company				Couns.
	Supp. Def.	Match to	Group Term	Executive	Car	and
	Comp. Plan	401(k) Plan	Life	LTD	Allowance	Tax Prep.	Other	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)	($)	($)(e)	($)

Colin V. Reed	$31,518	$9,800	$13,941	$4,242	$14,400	$15,000	$11,553	$100,454
David C. Kloeppel	—	—	4,868	1,809	12,000	1,020	6,259	$25,956
Mark Fioravanti	9,685	9,469	3,383	2,547	12,000	695	117	$37,896
Richard A. Maradik	—	2,450	2,601	1,991	12,000	800	—	$19,842
Carter R. Todd	—	9,632	3,558	3,007	12,000	2,999	—	$31,196

(a)	The Company makes matching contributions to the Supplemental Deferred Compensation Plan accounts of the named executive officers as described in “Nonqualified Deferred Compensation” below.

(b)	The Company makes matching contributions to the 401(k) Savings Plan accounts of the named executive officers as described in “Compensation Discussion and Analysis-Compensation Programs for 2010.”

(c)	Represents premiums paid for group term life insurance not made available generally to the other officers or employees of the Company.

(d)	Represents premiums paid for long-term disability insurance not made available generally to the other employees of the Company.

(e)	Represents, for Mr. Reed, $9,764 for personal use of the Company airplane (based on the aggregate incremental cost to the Company associated with such use) and $1,789 for physical examination fees; and for Mr. Kloeppel and Mr. Fioravanti, personal use of the Company airplane (based on the aggregate incremental cost to the Company associated with such use).

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010

The following table provides information on awards pursuant to the Company’s incentive plan to each of the Company’s named executive officers.

					All Other	All Other
					Stock	Option
					Awards:	Awards:			Grant Date
					Number of	Number of	Exercise or		Fair Value of
		Estimated Future Payouts Under			Shares of	Securities	Base Price of		Stock and
		Non-Equity Incentive Plan Awards			Stock or	Underlying	Option	Closing Price	Option
	Grant	(c)(1)			Units	Options	Awards	on Grant Date	Awards
	Date	Threshold	Target	Stretch	(#)	(#)	($/sh)	($/sh)	($)
Name(a)	(b)	($)	($)	($)	(d)(2)	(e)(3)	(f)	(g)	(h)(4)

Colin V. Reed		$455,000	$910,000	$1,820,000
	2/3/10				54,500				$1,094,360
	2/3/10					89,500	$20.08	$19.61	1,022,869
	9/3/10								2,658,110
David C. Kloeppel		315,000	630,000	1,260,000
	2/3/10				35,000				702,800
	2/3/10					52,500	20.08	19.61	600,007
	9/3/10								1,095,375
Mark Fioravanti		107,523	215,045	430,090
	2/3/10				12,000				240,960
	2/3/10					13,800	20.08	19.61	157,716
	9/3/10								292,100
Richard A. Maradik		99,335	198,669	397,338
	2/3/10				10,000				200,800
	2/3/10					10,000	20.08	19.61	114,287
	9/3/10								292,100
Carter R. Todd		91,835	183,669	367,338
	2/3/10				10,000				200,800
	2/3/10					10,000	20.08	19.61	114,287
	9/3/10								292,100

(1)	Represents threshold, target and stretch performance goal achievement payout levels under the Company’s annual cash incentive plan for 2010 performance based on the salary actually paid to each named executive officer in 2010. See the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table above for the amount actually paid to each named executive officer for performance under the Company’s annual cash incentive plan. See “Compensation Discussion and Analysis-Compensation Programs for 2010” above for additional information regarding the annual cash incentive plan.

(2)	Represents time-based restricted stock unit awards granted on February 3, 2010. See “Compensation Discussion and Analysis-Compensation Programs for 2010” above for additional information regarding these restricted stock unit awards.

(3)	Represents options to purchase the Company’s common stock granted on February 3, 2010. These options vest in four equal annual installments beginning on February 3, 2011. See “Compensation Discussion and Analysis-Compensation Programs for 2010” above for additional information regarding these restricted stock unit awards.

(4)	The amount listed in column (h) with respect to the September 3, 2010 amendments to the 2008 restricted stock units represents a non-cash amount equal to the incremental fair value associated with the amendments, calculated as follows: the fair value of the amended restricted stock unit award at the date of modification minus the fair value of the original award at the date of modification. The amount listed in column (h) with respect to the awards made on February 3, 2010 represents a non-cash amount equal to the grant date fair value of the restricted stock units and stock options granted on such date. The grant date fair value of the restricted stock unit awards was determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. The grant date fair value of the stock option awards was determined in accordance with FASB ASC Topic 718 based on the Black-Scholes-Merton option pricing formula. See Note 11 to our consolidated financial statements for the three years ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 25, 2011, for the assumptions made in determining the grant date fair value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END DECEMBER 31, 2010

The following table provides information with respect to the outstanding equity awards held by the Company’s named executive officers as of December 31, 2010.

							Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
										Awards:	Plan Awards:
	Option Awards									Number of	Market or
			Equity Incentive						Market	Unearned	Payout Value
			Plan Awards:				Number of		Value of	Shares,	of Unearned
	Number of	Number of	Number of				Shares or		Shares or	Units or	Shares, Units
	Securities	Securities	Securities				Units of		Units of	Other	or Other
	Underlying	Underlying	Underlying	Option			Stock That		Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unexercised	Exercise		Option	Have Not		Have Not	Have Not	Have Not
	Options (#)	Options (#)	Unearned	Price	Option	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Grant Date	Date	(#)		($)	(#)	($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)	(h)		(i)(2)	(j)(3)	(k)(4)

Colin V. Reed	155,000			26.10	5/14/02	5/14/12
	115,000			20.03	2/6/03	2/6/13
	75,000			29.01	2/5/04	2/5/14
		89,500		20.08	2/3/10	2/3/20
							100,000	(5)	$3,594,000
										91,000	$3,270,540
David C. Kloeppel	20,000			22.95	2/11/02	2/11/12
	45,000			20.03	2/6/03	2/6/13
	30,000			29.01	2/5/04	2/5/14
	14,750	44,250		12.47	6/22/09	6/22/19
		52,500		20.08	2/3/10	2/3/20
							86,375	(6)	$3,104,318
										37,500	$1,347,750
Mark Fioravanti	32,500			20.30	8/12/02	8/12/12
	16,000			20.03	2/6/03	2/6/13
	10,000			29.01	2/5/04	2/5/14
	15,000			31.13	5/6/04	5/6/14
	3,750	11,250		12.47	6/22/09	6/22/19
		13,800		20.08	2/3/10	2/3/20
							25,250	(7)	$907,485
										10,000	$359,400
Richard A. Maradik		7,875		12.47	6/22/09	6/22/19
		10,000		20.08	2/3/10	2/3/20
							21,000	(8)	$754,740
										10,000	$359,400
Carter R. Todd		10,000		20.08	2/3/10	2/3/20
							15,000	(9)	$539,100
										10,000	$359,400

(1)	Represents options granted pursuant to the Company’s equity incentive plans. All currently outstanding options have a term of 10 years from the grant date and vest in equal installments on the first, second, third and fourth anniversary of the grant date.

(2)	The market value of the restricted stock units set forth in this column is determined based on the closing market price of the Company’s common stock on December 31, 2010, which was $35.94.

(3)	Represents shares issuable upon vesting of performance-based restricted stock units awarded on February 4, 2008, the terms of which were amended by the Company on September 3, 2010. As amended, the restricted stock units vest as follows:

• 25% of the restricted stock units vested on the date of amendment;

• some, all or none of the remaining 75% of the restricted stock units will vest on February 4, 2012 based on the extent to which the financial performance criteria specified in the original award agreement are satisfied (consistent with the original terms of the award agreements); and

• 25% of the restricted stock units will vest on December 31, 2012 if the named executive officer remains employed by the Company on such date (unless vested earlier on February 4, 2012 to the extent performance criteria are satisfied).

The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Based on current projections, the Company expects that portions of the performance goals will be achieved and, when coupled with the time-based portion of the awards, all of the restricted stock units granted will ultimately vest. The amount set forth in column (j) assumes that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The amount set forth in column (h) assumes that the remaining 25% of the original restricted stock unit award will vest pursuant to the award’s time-based vesting component (provided such officer remains employed on the vesting date).

(4)	The market value of the restricted stock units set forth in this column is determined based on the closing market price of the Company’s common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange).

(5)	Consists of: (a) 54,500 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Reed on February 3, 2010, 27,250 of which vest on February 3, 2012 and 27,250 of which vest on February 3, 2014; and (b) 45,500 shares issuable upon the vesting, on December 31, 2012, of the time-based portion of the restricted stock units awarded to Mr. Reed on February 4, 2008 (the terms of which were amended as described in footnote (3) above to provide for time-based vesting of 25% of the original restricted stock unit award granted on February 4, 2008), to the extent such restricted stock units do not otherwise vest on February 4, 2012 as a result of the Company’s financial performance. This column does not include shares of common stock issuable on the ultimate vesting of time-based restricted stock units (with a performance-based acceleration feature which was not met) awarded to Mr. Reed in 2003, the vesting of which were deferred by Mr. Reed. See “Nonqualified Deferred Compensation-Supplemental Deferred Compensation Plan” for a discussion of this restricted stock unit award.

(6)	Consists of: (a) 35,000 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Kloeppel on February 3, 2010, of which 17,500 vest on February 3, 2012 and 17,500 vest on February 3, 2014; (b) 32,625 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Kloeppel on June 22, 2009, which vest in three remaining equal annual installments beginning on June 22, 2011; and (c) 18,750 shares issuable upon the vesting, on December 31, 2012, of the time-based portion of the restricted stock units awarded to Mr. Kloeppel on February 4, 2008 (the terms of which were amended as described in footnote (3) above to provide for time-based vesting of 25% of the original restricted stock unit award granted on February 4, 2008), to the extent such restricted stock units do not otherwise vest on February 4, 2012 as a result of the Company’s financial performance.

(7)	Consists of: (a) 12,000 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Fioravanti on February 3, 2010, of which 2,050 vest on February 3, 2012 and 9,950 vest on February 3, 2014; (b) 8,250 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Fioravanti on June 22, 2009, which vest in three remaining equal annual installments beginning on June 22, 2011; and (c) 5,000 shares issuable upon the vesting, on December 31, 2012, of the time-based portion of the restricted stock units awarded to Mr. Fioravanti on February 4, 2008 (the terms of which were amended as described in footnote (3) above to provide for time-based vesting of 25% of the original restricted stock unit award granted on February 4, 2008), to the extent such restricted stock units do not otherwise vest on February 4, 2012 as a result of the Company’s financial performance.

(8)	Consists of: (a) 10,000 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Maradik on February 3, 2010, of which 1,500 vest on February 3, 2012 and 8,500 vest on February 3, 2014; (b) 6,000 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Maradik on June 22, 2009, which vest in three remaining equal annual installments beginning on June 22, 2011;

and (c) 5,000 shares issuable upon the vesting, on December 31, 2012, of the time-based portion of the restricted stock units awarded to Mr. Maradik on February 4, 2008 (the terms of which were amended as described in footnote (3) above to provide for time-based vesting of 25% of the original restricted stock unit award granted on February 4, 2008), to the extent such restricted stock units do not otherwise vest on February 4, 2012 as a result of the Company’s financial performance.

(9)	Consists of: (a) 10,000 shares issuable upon vesting of time-based restricted stock units awarded to Mr. Todd on February 3, 2010, of which 1,500 vest on February 3, 2012 and 8,500 vest on February 3, 2014; and (b) 5,000 shares issuable upon the vesting, on December 31, 2012, of the time-based portion of the restricted stock units awarded to Mr. Todd on February 4, 2008 (the terms of which were amended as described in footnote (3) above to provide for time-based vesting of 25% of the original restricted stock unit award granted on February 4, 2008), to the extent such restricted stock units do not otherwise vest on February 4, 2012 as a result of the Company’s financial performance.

2010 OPTION EXERCISES AND STOCK VESTED

The following table provides information related to the exercise of stock options by the named executive officers and the vesting of the named executive officers’ restricted stock awards in 2010.

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on			Acquired on		Value Realized on
	Exercise		Value Realized on	Vesting		Vesting
	(#)		Exercise ($)	(#)		($)
Name(a)	(b)		(c)(1)	(d)		(e)(2)

Colin V. Reed	500,000	(3)	$3,867,225	45,500	(4)	$1,329,055
David C. Kloeppel	200,000	(5)	1,197,700	29,625	(6)	836,528
Mark Fioravanti	—		—	7,750	(7)	219,090
Richard A. Maradik	2,625	(8)	37,335	8,250	(9)	222,945
Carter R. Todd	2,500	(10)	12,088	5,000	(11)	146,050

(1)	With respect to stock option awards, value realized upon exercise is determined by multiplying the number of shares of common stock issuable upon vesting of the option award exercised by the difference between the sales price realized when the shares are sold (in the case of the options above, immediately upon exercise) and the option exercise price.

(2)	With respect to restricted stock unit awards, value realized upon vesting is determined by multiplying the number of shares of common stock issued upon the vesting of restricted stock units by the closing price of the Company’s common stock on the day immediately preceding the vesting date.

(3)	Over a period of time from October to December 2010, Mr. Reed exercised options to purchase 500,000 shares of the Company’s common stock pursuant to a Rule 10b5-1 trading plan with respect to an option grant set to expire on April 23, 2011.

(4)	Consists of the shares vested in connection with the amendment on September 3, 2010, of the performance-based restricted stock units awarded on February 4, 2008. As described more fully in “Compensation Discussion and Analysis-Compensation Programs for 2010” above, this amendment provided for the immediate vesting of 25% of the original award.

(5)	Over a period of time from October to December 2010, Mr. Kloeppel exercised options to purchase 200,000 shares of the Company’s common stock pursuant to a Rule 10b5-1 trading plan with respect to an option grant set to expire on September 4, 2011.

(6)	Includes 18,750 shares vested in connection with the amendment on September 3, 2010, of the performance-based restricted stock units awarded on February 4, 2008. As described more fully in “Compensation Discussion and Analysis-Compensation Programs for 2010” above, this amendment provided for the immediate vesting of 25% of the original award. Also includes 10,875 shares issued on June 22, 2010 upon the vesting of time-based restricted stock unit awards.

(7)	Includes 5,000 shares vested in connection with the amendment on September 3, 2010, of the performance-based restricted stock units awarded on February 4, 2008. As described more fully in “Compensation Discussion and Analysis-Compensation Programs for 2010” above, this amendment provided for the immediate vesting of 25% of the original award. Also includes 2,750 shares issued on June 22, 2010 upon the vesting of time-based restricted stock unit awards.

(8)	Consists of options to purchase 2,625 shares of the Company’s common stock exercised by Mr. Maradik on August 13, 2010.

(9)	Includes 5,000 shares vested in connection with the amendment on September 3, 2010, of the performance-based restricted stock units awarded on February 4, 2008. As described more fully in “Compensation Discussion and Analysis-Compensation Programs for 2010” above, this amendment provided for the immediate vesting of 25% of the original award. Also includes 2,000 shares issued on June 22, 2010 and 1,250 shares issued on February 8, 2010, in each case upon the vesting of time-based restricted stock unit awards.

(10)	Consists of options to purchase 2,500 shares of the Company’s common stock exercised by Mr. Todd on November 8, 2010.

(11)	Consists of 5,000 shares vested in connection with the amendment on September 3, 2010, of the performance-based restricted stock units awarded on February 4, 2008. As described more fully in “Compensation Discussion and Analysis-Compensation Programs for 2010” above, this amendment provided for the immediate vesting of 25% of the original award.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information about our equity compensation plans as of December 31, 2010:

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,737,965	$28.02	1,128,727
Equity compensation plans not approved by security holders	—	—	—

Total	2,737,965	$28.02	1,128,727

PENSION BENEFITS

None of the Company’s named executive officers participate in the defined benefit plan maintained by the Company.

NONQUALIFIED DEFERRED COMPENSATION

Supplemental Deferred Compensation Plan

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances for the named executive officers in the Company’s Supplemental Deferred Compensation Plan. The plan allows eligible participants (including all named executive officers) to defer:

•	All or a portion of their annual bonus; and

•	Up to 40% of their base salary reduced by the percentage deferred into the 401(k) Savings Plan.

The Company makes matching contributions of 100% of each participant’s contributions, up to four percent of the participant’s contributions (reduced by the percentage deferred into the 401(k) Savings Plan).

Account balances may be invested in hypothetical investments selected by the executive from an array of investment options mirroring the funds in the Company’s 401(k) Savings Plan, with the exception of Company stock (which is not included as an investment option under the Supplemental Deferred Compensation Plan). On a daily basis, participants can change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee in the same manner that applies to participants in the 401(k) Savings Plan.

When participants elect to defer amounts into the Supplemental Deferred Compensation Plan, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year — whether or not employment has then ended — or at a time that begins at or after the executive’s retirement or separation. Distributions can be made in a lump sum or up to 15 annual installments. However, soon after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum — without regard to his or her election — if the balance is $10,000 or less.

The table set forth below also shows the amount deferred, earnings and account balance for the time-based restricted stock units (with a performance-based acceleration feature which was not met) awarded to Mr. Reed in 2003. The terms of the restricted stock unit awards provided that the awards would vest on February 1, 2008 unless a participant elected to defer vesting of the awards until the earlier of (1) the participant’s termination of employment with the Company or (2) a designated future date. Mr. Reed elected a deferral date of December 31, 2011.

The table set forth below shows the named executive officers’ salary deferrals, Company matching obligations, earnings and account balances in 2010:

				Aggregate
				Earnings	Aggregate	Aggregate
		Executive	Registrant	(Losses) in	Withdrawals/	Balance
		Contributions in	Contributions in	Last FY	Distributions	at Last FY
		Last FY ($)	Last FY ($)	($)	($)	($)
Name(a)	Plan(b)	(c)(1)	(d)(1)	(e)(2)	(f)	(g)(3)

Colin V. Reed	Supplemental Deferred Compensation Plan	$232,803	$31,518	$872,244	-0-	$6,573,706
	2003 PARSUP Restricted Stock Units(4)	-0-	-0-	2,752,300	-0-	6,109,800
David C. Kloeppel	Supplemental Deferred Compensation Plan	-0-	-0-	39,893	-0-	320,921
Mark Fioravanti	Supplemental Deferred Compensation Plan	14,802	9,685	32,126	-0-	271,225
Richard A. Maradik	Supplemental Deferred Compensation Plan	0	0	9,784	-0-	79,353
Carter R. Todd	Supplemental Deferred Compensation Plan	-0-	-0-	36,953	-0-	383,509

(1)	The amounts set forth in columns (c) and (d) with respect to the Supplemental Deferred Compensation Plan are reported as compensation in the 2010 Summary Compensation Table. Does not include amounts deferred in connection with the cash incentive bonus with respect to the 2010 fiscal year paid in February 2011 (for Mr. Reed — $269,125; and for Mr. Maradik — $5,638) or Company matching obligations with respect to such amounts (for Mr. Reed — $16,028; and for Mr. Maradik — $3,383).

(2)	None of the amounts set forth in column (e) are reported as compensation in the 2010 Summary Compensation Table because above-market or preferential earnings are not available under the applicable plan.

(3)	Of the amounts set forth in column (g), the following amounts with respect to the Supplemental Deferred Compensation Plan have previously been reported as compensation in the 2010 Summary Compensation Table and/or the summary compensation table in previous years (or would have been reported had the named executive officer been included in the Company’s Summary Compensation Table in all previous years): Mr. Reed — $4,028,894; Mr. Kloeppel — $157,708; Mr. Fioravanti — $160,560; Mr. Maradik — $46,238; and Mr. Todd — $238,626. With respect to the time-based restricted stock units (with a performance-based acceleration feature which was not met) awarded to Mr. Reed in 2003, referred to above as the 2003 PARSUP Restricted Stock Units (the vesting of which have been deferred by Mr. Reed), no amounts have been reported as compensation in the 2010 Summary Compensation Table or in the summary compensation table in previous years.

(4)	The aggregate earnings in the last fiscal year represents the change in value due to the increase on stock price of the shares of common stock issuable on the ultimate vesting of the time-based restricted stock units awarded to Mr. Reed in 2003, the vesting of which have been deferred by Mr. Reed.

Supplemental Executive Retirement Plan

Mr. Reed’s April 23, 2001 employment agreement with the Company established a Custom Non-Qualified Mid-Career Supplemental Employee Retirement Plan (the “SERP”) for Mr. Reed. The initial retirement benefit under the SERP was $2.5 million, vesting at the rate of 25% per year beginning on April 23, 2001 (fully vesting on April 23, 2005). In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, the Company agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. Also as part of this amendment, the Company agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit, which vested at the rate of 20% per year, fully vested on May 1, 2010. Accordingly, Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed may elect to receive his SERP benefits, as adjusted, in the form of one lump sum payment or in the form of up to 15 equal annual installments.

Effective February 4, 2008, the Company and Mr. Reed entered into a new employment agreement, with an initial term of two years, with automatic renewal terms of two years each (unless either party provides the other with prior notice of non-renewal). On December 18, 2008, the Company and Mr. Reed entered into an amendment to Mr. Reed’s employment agreement. The amendment provided Mr. Reed with the option of making an irrevocable election to invest his SERP benefit in Company common stock, which election Mr. Reed made. The investment was made by a rabbi trust to which the Company transferred cash in an amount equal to the then-current balance of the SERP benefit. In January 2009 the independent trustee of the rabbi trust purchased a total of 385,242 shares of Company common stock in the open market.

After making the irrevocable election, Mr. Reed is only entitled to a distribution of the Company common stock held by the rabbi trust in satisfaction of his SERP benefit. The Company believes that the ownership of shares of common stock by the rabbi trust and the distribution of those shares to Mr. Reed in satisfaction of his SERP benefit meets requirements necessary so that the Company will not recognize any increase or decrease in expense as a result of subsequent changes in the value of the Company common stock. The terms of the rabbi trust provide that to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares.

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances with respect to Mr. Reed’s SERP benefit in 2010. For purposes hereof the Company has summarized Mr. Reed’s SERP benefit using the disclosure format prescribed by the Securities and Exchange Commission for nonqualified deferred compensation (under Item 402(i) of Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the SERP benefit in 2010 was based solely on the amounts contributed by the Company to the plan on Mr. Reed’s behalf and the performance of the Company’s common stock.

	Executive		Aggregate	Aggregate
	Salary	Registrant	Earnings	Withdrawals/	Aggregate
	Deferrals in	Contributions	(Losses)	Distributions	Balance
	Last FY ($)	in Last FY ($)	in Last FY ($)	($)	at Last FY ($)
Name(a)	(b)	(c)(1)	(d)(2)	(e)	(f)(3)

Colin V. Reed	-0-	-0-	$6,237,068	-0-	$13,845,597

(1)	As described above, the Company has an obligation to pay to Mr. Reed the initial SERP benefit and the additional SERP benefit by distributing the shares of the Company’s common stock held by the rabbi trust. None of these amounts have been reported as compensation in the Summary Compensation Table for 2010 or previous years.

(2)	Represents the change of market value of the Company’s common stock from December 31, 2009 to December 31, 2010. None of the amounts set forth in column (d) are reported as compensation in the Summary Compensation Table for 2010 as a result of the fact that above-market or preferential earnings are not available with respect to the SERP.

(3)	Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2010, which is calculated by multiplying the 385,242 shares of the Company’s common stock held by the rabbi trust by the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange). None of these amounts have been reported as compensation in the Summary Compensation Table for 2010 or previous years. As of December 31, 2010, Mr. Reed was fully vested with respect to all of this amount.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

In February 2008 each of the Company’s named executive officers entered into an employment agreement with the Company with an initial term of two years, with automatic renewal terms of two years each (unless either party provides the other party with prior notice of non-renewal). Mr. Reed’s employment agreement was further amended in December 2008, as described above. Each named executive officer’s employment agreement governs the terms of his cash compensation upon termination. In addition, the provisions of such agreement, the named executive officer’s equity incentive award agreements and the terms of the Company’s incentive and other benefit plans provide for the payment of certain amounts to each named executive officer upon termination. Payments of these amounts generally are conditioned upon the officer’s compliance with the other provisions of his employment agreement, which include limitations upon the use and disclosure of confidential information, restrictions on solicitation of employees and interference with the Company’s business opportunities, and an obligation not to compete with the business of the Company for a specified period following termination of employment.

Description of Potential Payments on Termination or Change of Control

The discussion below outlines the amount of compensation payable to each of the named executive officers of the Company in the event of a termination of employment or following a change of control, as stated in each named executive officer’s employment agreement with the Company. Except as otherwise noted, the discussion below applies to each of the named executive officers.

Payments Made Upon Any Termination of Employment.  Regardless of the manner in which a named executive officer’s employment with the Company is terminated, the officer will be entitled to receive:

•	accrued but unpaid base salary through the date of termination;

•	any unpaid portion of any annual cash bonus for prior calendar years;

•	accrued but unpaid vacation pay, unreimbursed employment-related expenses and any other benefits owed to the executive under the Company’s employee benefit plans or policies;

•	all vested 401(k) Savings Plan and Supplemental Deferred Compensation Plan account balances; and

•	in the case of Mr. Reed, his SERP benefit.

Payments Made Upon Termination of a Named Executive Officer for Cause.  The Company may terminate each named executive officer for “cause,” which is defined as:

•	fraud, self-dealing, embezzlement or dishonesty in the course of the officer’s employment, or any conviction of a crime involving moral turpitude;

•	the officer’s failure to comply with any valid and legal Company directive, or any material uncured breach of obligations under the officer’s employment agreement; or

•	the officer’s failure to adequately perform the officer’s responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under the officer’s control have been materially harmed as a result of gross negligence or willful misconduct.

If a named executive officer were terminated for cause, the officer would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

Payments Made Upon Resignation of a Named Executive Officer without Good Reason.  Each named executive officer may resign at any time. If the officer’s resignation were not for “good reason” (as defined below), the officer would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

The term “good reason” is defined under each named executive officer’s employment agreement as:

•	any adverse change in the officer’s position or title (whether or not approved by the Board of Directors), an assignment over the officer’s reasonable objection to any duties materially inconsistent with the officer’s current status or a substantial adverse alteration in the nature of the officer’s responsibilities;

•	a reduction in the officer’s annual base salary;

•	the Company’s failure to pay any portion of the officer’s current compensation, or the Company’s failure to continue in effect any material compensatory plan (or an equivalent alternative) in which the officer may participate;

•	permanent relocation of the officer’s principal place of employment with the Company to a location other than the Company’s headquarters in Nashville, Tennessee;

•	the Company’s failure to provide the officer with, or material reduction of, an insurance, retirement savings and other benefits package substantially similar to those enjoyed by the Company’s other senior executives in which the officer is entitled to participate; or

•	a material uncured breach of the Company’s obligations under the officer’s employment agreement or the Company’s failure to renew the employment agreement.

Payments Made Upon Death or Disability of a Named Executive Officer.  In the event of a named executive officer’s death or “permanent disability” (defined as a physical or mental incapacity rendering the officer unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 months), the officer (or the officer’s estate, as applicable) would be entitled to receive:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	a pro-rata portion of the executive’s annual cash bonus, if any, for the year in which termination occurred;

•	payments under the Company’s disability insurance or life insurance plans, as applicable;

•	with respect to all time-based restricted stock and restricted stock unit awards (excluding the time-based portion of the restricted stock units granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above), the immediate release of restrictions with respect to such awards;

•	the immediate release of all restrictions with respect to the time-based portion of the restricted stock unit awards granted on February 4, 2008, the terms of which were amended on September 3, 2010, as described above, as follows:

Mr. Reed and	Mr. Fioravanti, Mr. Maradik and
Mr. Kloeppel	Mr. Todd

all awards with restrictions scheduled to lapse within two years of termination	all awards with restrictions scheduled to lapse within one year of termination

•	with respect to the performance-based portion of the restricted stock unit awards granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above, a pro rata share of the awards actually vesting (based on the executive’s length of service during the four year vesting period) on February 4, 2012, based on and to the extent of the satisfaction of the performance criteria set forth therein;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period equal to the stated expiration date of the awards); and

•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or the Company’s cessation of health care coverage to its employees.

Payments Made Upon Termination of a Named Executive Officer Without Cause or Resignation of a Named Executive Officer for Good Reason (Other Than Within One Year Following a Change of Control).  In the event of a named executive officer’s termination without cause (or resignation for good reason), other than within one year following a designated “change of control” of the Company, the officer would be entitled to receive:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	the following severance payment:

Mr. Reed and	Mr. Fioravanti, Mr. Maradik and
Mr. Kloeppel	Mr. Todd

one times base salary in the year of
termination, plus one times the
annual cash incentive bonus for the
previous year, plus, as
consideration for the officer’s
compliance with the restrictive
covenants in their employment
agreement, an additional one times
base salary in the year of
termination and an additional one
times the annual cash incentive
bonus for the previous year
one times base salary in the year of termination, plus one times the annual cash incentive bonus for the previous year

•	in the case of Mr. Fioravanti, Mr. Maradik and Mr. Todd, a pro rata portion of the executive’s annual cash bonus, if any, for the year in which the termination occurred;

•	the immediate release of all restrictions with respect to the following time-based restricted stock and time-based restricted stock unit awards (including the time based portion of the restricted stock unit awards granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above) as follows:

Mr. Reed and	Mr. Fioravanti, Mr. Maradik and
Mr. Kloeppel	Mr. Todd

all awards with restrictions scheduled to lapse within two years of termination	all awards with restrictions scheduled to lapse within one year of termination

•	with respect to the performance-based portion of the restricted stock unit awards granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above, a pro rata share of the awards actually vesting (based on the executive’s length of service during the four year vesting period) on February 4, 2012, based on and to the extent of the satisfaction of the performance criteria set forth therein;

•	the ability to exercise all stock option awards vested as of termination, as well as the accelerated vesting and ability to exercise the following additional awards:

Mr. Reed and	Mr. Fioravanti, Mr. Maradik and
Mr. Kloeppel	Mr. Todd

all unvested stock option awards held at termination scheduled to vest within two years of termination	all unvested stock option awards held at termination scheduled to vest within one year of termination

Mr. Reed and Mr. Kloeppel will have two years from termination to exercise the awards. Mr. Fioravanti, Mr. Maradik and Mr. Todd will have one year from termination to exercise the awards;

•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or the Company’s cessation of health care coverage to its employees; and

•	continuation of a monthly car allowance for, in the case of Messrs. Reed and Kloeppel, two years following termination, and in the case of Messrs. Fioravanti, Maradik and Todd, one year following termination.

Payments Made Upon a Termination Without Cause or Resignation for Good Reason Within One Year Following a Change of Control.  In the event of a named executive officer’s termination without cause or resignation for good reason, as defined above, within one year following a designated change of control of the Company, the officer would be entitled to receive:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	a lump-sum severance payment equal to two times the officer’s base salary for the year in which termination occurred, plus a payment equal to two times the officer’s highest annual cash incentive bonus for the preceding three years, plus, as consideration for the officer’s compliance with the restrictive covenants in their employment agreements, an additional one times base salary in the year of termination and an additional one times the annual cash incentive bonus for the preceding three years;

•	in the case of Messrs. Kloeppel, Fioravanti, Maradik and Todd, continuation of health care coverage at employee rates for a period of three years following termination, as well as continuation of a monthly car allowance and an annual allowance for financial planning assistance and executive physical examination fees for three years following termination; and

•	in the case of Mr. Reed, continuation of a monthly car allowance for three years following termination and continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or the Company’s cessation of health care coverage to its employees.

In addition, in the event of a change of control, each named executive officer would be entitled to receive:

•	with respect to time-based restricted stock and restricted stock unit awards (including the time-based portion of the restricted stock units granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above), the immediate release of restrictions with respect to such awards;

•	with respect to the performance-based portion of the restricted stock unit awards granted on February 4, 2008, the terms of which were amended on September 3, 2010 as described above, all of the restricted stock units actually vesting on February 4, 2012 based on and to the extent of the satisfaction of the performance criteria set forth therein; and

•	the ability to exercise all stock option awards vested as of such change of control, as well as the accelerated vesting and ability to exercise all unvested stock option awards. Mr. Reed will have two years from any termination following such change of control to exercise the awards, and Messrs. Kloeppel, Fioravanti, Maradik and Todd will have three years from such termination to exercise the awards.

Under the terms of each named executive officer’s employment agreement, a “change of control” is deemed to occur if:

•	any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company;

•	a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board;

•	following a merger, tender or exchange offer, other business combination or contested election, the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity; or

•	the Company sells all or substantially all of its assets.

Summary of Potential Payments on Termination or Change of Control

The tables below estimate the potential payments upon termination or a change of control of the Company for each named executive officer. The estimates of potential payments upon termination or a change of control of the Company for each named executive officer assume that the triggering event took place on December 31, 2010 and that the price per share of the Company’s common stock was $35.94 (the closing price per share of the Company’s stock on December 31, 2010). The actual amounts to be paid out to a named executive officer can only be determined at the time of the named executive officer’s termination of employment with the Company.

Colin V. Reed.  The following table shows the potential payments described above for Mr. Reed:

					Involuntary
					Termination
	Involuntary			Involuntary	Without
	Termination for			Termination	Cause or
	Cause or			Without	Resignation for
	Resignation			Cause or	Good Reason
	Without Good		Death or	Resignation for	upon a Change
	Reason	Retirement	Disability	Good Reason	of Control
Benefits and Payments Upon Separation	($)	($)	($)	($)	($)

Cash Severance Payment	—	—	-0-	$2,912,000 (5)	$5,910,798 (6)
Non-Equity Incentive Compensation(1)	—	—	$2,000,000	-0-	-0-
Accelerated Vesting of Stock Option Awards(2)	—	—	5,294,070	4,584,335	5,294,070
Accelerated Lapse of Restrictions on Performance-Based Restricted Stock Unit Awards(3)	—	—	2,316,633	2,316,633	3,270,540
Accelerated Lapse of Restrictions on Time-Based Restricted Stock Unit Awards(4)	—	—	3,594,000	2,614,635	3,594,000
Other Benefits and Perquisites	—	—	151,620 (7)	180,420 (8)	194,820 (9)

(1)	Reflects the non-equity incentive bonus for the 2010 fiscal year paid in February 2011, which is also included in the 2010 Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) and the respective exercise prices of the executive’s in-the-money stock options.

(3)	Accelerated lapse of restrictions on outstanding performance-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon such vesting. The amounts set forth in this row represent the performance-based portion of the restricted stock units awarded on February 4, 2008, as amended on September 3, 2010, currently expected to ultimately vest in connection with the above termination scenarios, assuming that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Such amounts would only be paid, if earned, on February 4, 2012.

(4)	Accelerated lapse of restrictions on outstanding time-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon vesting of the time-based restricted stock unit awards. The amounts set forth above include the time-based portion of the restricted stock units granted on February 4, 2008, as amended on September 3, 2010.

(5)	Amount equal to two times base salary in effect at December 31, 2010, plus two times cash incentive bonus for the 2009 fiscal year.

(6)	Amount equal to three times base salary in effect at December 31, 2010, plus three times Mr. Reed’s cash incentive bonus for the 2007 fiscal year (which is Mr. Reed’s highest incentive cash bonus for the preceding three fiscal years).

(7)	Represents the continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 14 years (assuming a life expectancy for Mr. Reed of 77 years and assuming an annual cost to the Company of $10,830, which was the cost to the Company of providing these benefits to Mr. Reed in 2010).

(8)	Consists of (i) $151,620, which represents continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 14 years (using the assumptions described above); and (ii) $28,800, which represents continuation of Mr. Reed’s monthly car allowance for two years following termination.

(9)	Consists of (i) $151,620, which represents continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 14 years (using the assumptions described above); and (ii) $43,200, which represents continuation of Mr. Reed’s monthly car allowance for three years following termination.

David C. Kloeppel.  The following table shows the potential payments described above for Mr. Kloeppel:

					Involuntary
					Termination
					Without
	Involuntary			Involuntary	Cause or
	Termination for			Termination	Resignation for
	Cause or			Without	Good Reason
	Resignation			Cause or	upon a
	Without		Death or	Resignation for	Change of
	Good Reason	Retirement	Disability	Good Reason	Control
Benefits and Payments Upon Separation	($)	($)	($)	($)	($)

Cash Severance Payment	—	—	-0-	$2,117,830 (5)	$3,555,063 (6)
Non-Equity Incentive Compensation(1)	—	—	$1,260,000	-0-	-0-
Accelerated Vesting of Stock Option Awards(2)	—	—	3,401,030	2,638,523	3,401,030
Accelerated Lapse of Restrictions on Performance-Based Restricted Stock Unit Awards(3)	—	—	954,656	954,656	1,347,750
Accelerated Lapse of Restrictions on Time-Based Restricted Stock Unit Awards(4)	—	—	3,104,318	2,084,520	3,104,318
Other Benefits and Perquisites	—	—	-0-	24,000 (7)	110,133 (8)

(1)	Reflects the non-equity incentive bonus for the 2010 fiscal year paid in February 2011, which is also included in the 2010 Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) and the respective exercise prices of the executive’s in-the-money stock options.

(3)	Accelerated lapse of restrictions on outstanding performance-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon such vesting. The amounts set forth in this row represent the performance-based portion of the restricted stock units awarded on February 4, 2008, as amended on September 3, 2010, currently expected to ultimately vest in connection with the above termination scenarios, assuming that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Such amounts would only be paid, if earned, on February 4, 2012.

(4)	Accelerated lapse of restrictions on outstanding time-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon vesting of the time-based restricted stock unit awards. The amounts set forth above include the time-based portion of the restricted stock units granted on February 4, 2008, as amended on September 3, 2010.

(5)	Amount equal to two times base salary in effect at December 31, 2010, plus two times cash incentive bonus for the 2009 fiscal year.

(6)	Amount equal to three times base salary in effect at December 31, 2010, plus three times Mr. Kloeppel’s cash incentive bonus for the 2007 fiscal year (which is Mr. Kloeppel’s highest incentive cash bonus for the preceding three fiscal years).

(7)	Represents the continuation of Mr. Kloeppel’s monthly car allowance for two years following termination.

(8)	Consists of (i) $44,133, which represents continuation of the Company’s standard level of health insurance coverage for three years following termination (assuming an annual cost to the Company of $14,711, which was the cost to the Company of providing these benefits in 2010; (ii) $36,000, which represents continuation of Mr. Kloeppel’s monthly car allowance for three years following termination; (iii) $15,000, which represents the maximum allowance for financial counseling services for three years following termination; and (iv) $15,000, which represents the maximum allowance for executive physical examination fees for three years following termination.

Mark Fioravanti.  The following table shows the potential payments described above for Mr. Fioravanti:

					Involuntary
					Termination
					Without
	Involuntary			Involuntary	Cause or
	Termination for			Termination	Resignation for
	Cause or			Without	Good Reason
	Resignation			Cause or	upon a
	Without		Death or	Resignation for	Change of
	Good Reason	Retirement	Disability	Good Reason	Control
Benefits and Payments Upon Separation	($)	($)	($)	($)	($)

Cash Severance Payment	—	—	-0-	$474,277 (5)	$1,623,189 (6)
Non-Equity Incentive Compensation(1)	—	—	$430,090	$430,090	-0-
Accelerated Vesting of Stock Option Awards(2)	—	—	1,475,228	1,135,052	1,475,228
Accelerated Lapse of Restrictions on Performance-Based Restricted Stock Unit Awards(3)	—	—	254,575	254,575	359,400
Accelerated Lapse of Restrictions on Time-Based Restricted Stock Unit Awards(4)	—	—	727,785	98,835	907,485
Other Benefits and Perquisites	—	—	-0-	12,000 (7)	83,205 (8)

(1)	Reflects the non-equity incentive bonus for the 2010 fiscal year paid in February 2011, which is also included in the 2010 Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) and the respective exercise prices of the executive’s in-the-money stock options.

(3)	Accelerated lapse of restrictions on outstanding performance-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon such vesting. The amounts set forth in this row represent the performance-based portion of the restricted stock units awarded on February 4, 2008, as amended on September 3, 2010, currently expected to ultimately vest in connection with the above termination scenarios, assuming that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Such amounts would only be paid, if earned, on February 4, 2012.

(4)	Accelerated lapse of restrictions on outstanding time-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon vesting of the time-based restricted stock unit awards. The amounts set forth above include, to the extent applicable, the time-based portion of the restricted stock units granted on February 4, 2008, as amended on September 3, 2010.

(5)	Amount equal to one times base salary in effect at December 31, 2010, plus one times cash incentive bonus for the 2009 fiscal year.

(6)	Amount equal to three times base salary in effect at December 31, 2010, plus three times Mr. Fioravanti’s cash incentive bonus for the 2007 fiscal year (which is Mr. Fioravanti’s highest incentive cash bonus for the preceding three fiscal years).

(7)	Represents the continuation of Mr. Fioravanti’s monthly car allowance for one year following termination.

(8)	Consists of (i) $29,205, which represents continuation of the Company’s standard level of health insurance coverage for three years following termination (assuming an annual cost to the Company of $9,735, which was the cost to the Company of providing these benefits in 2010; (ii) $36,000, which represents continuation of Mr. Fioravanti’s monthly car allowance for three years following termination; (iii) $9,000, which represents the maximum allowance for financial counseling services for three years following termination; and (iv) $9,000, which represents the maximum allowance for executive physical examination fees for three years following termination.

Richard A. Maradik.  The following table shows the potential payments described above for Mr. Maradik:

					Involuntary
					Termination
					Without
	Involuntary			Involuntary	Cause or
	Termination for			Termination	Resignation for
	Cause or			Without	Good Reason
	Resignation			Cause or	upon a
	Without		Death or	Resignation for	Change of
	Good Reason	Retirement	Disability	Good Reason	Control
Benefits and Payments Upon Separation	($)	($)	($)	($)	($)

Cash Severance Payment	—	—	-0-	$445,759 (5)	$1,456,821 (6)
Non-Equity Incentive Compensation(1)	—	—	$377,338	377,338	-0-
Accelerated Vesting of Stock Option Awards(2)	—	—	343,427	101,259	343,427
Accelerated Lapse of Restrictions on Performance-Based Restricted Stock Unit Awards(3)	—	—	254,575	254,575	359,400
Accelerated Lapse of Restrictions on Time-Based Restricted Stock Unit Awards(4)	—	—	575,040	71,880	754,740
Other Benefits and Perquisites	—	—	-0-	12,000 (7)	98,133 (8)

(1)	Reflects the non-equity incentive bonus for the 2010 fiscal year paid in February 2011, which is also included in the 2010 Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) and the respective exercise prices of the executive’s in-the-money stock options.

(3)	Accelerated lapse of restrictions on outstanding performance-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon such vesting. The amounts set forth in this row represent the performance-based portion of the restricted stock units awarded on February 4, 2008, as amended on September 3, 2010, currently expected to ultimately vest in connection with the above termination scenarios, assuming that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Such amounts would only be paid, if earned, on February 4, 2012.

(4)	Accelerated lapse of restrictions on outstanding time-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon vesting of the time-based restricted stock unit awards. The amounts set forth above include, to the extent applicable, the time-based portion of the restricted stock units granted on February 4, 2008, as amended on September 3, 2010.

(5)	Amount equal to one times base salary in effect at December 31, 2010, plus one times cash incentive bonus for the 2009 fiscal year.

(6)	Amount equal to three times base salary in effect at December 31, 2010, plus three times Mr. Maradik’s cash incentive bonus for the 2007 fiscal year (which is Mr. Maradik’s highest incentive cash bonus for the preceding three fiscal years).

(7)	Represents the continuation of Mr. Maradik’s monthly car allowance for two years following termination.

(8)	Consists of (i) $44,133, which represents continuation of the Company’s standard level of health insurance coverage for three years following termination (assuming an annual cost to the Company of $14,711, which was the cost to the Company of providing these benefits in 2010; (ii) $36,000, which represents continuation of Mr. Maradik’s monthly car allowance for three years following termination; (iii) $9,000, which represents the maximum allowance for financial counseling services for three years following termination; and (iv) $9,000, which represents the maximum allowance for executive physical examination fees for three years following termination.

Carter R. Todd.  The following table shows the potential payments described above for Mr. Todd:

					Involuntary
					Termination
					Without
	Involuntary			Involuntary	Cause or
	Termination for			Termination	Resignation for
	Cause or			Without	Good Reason
	Resignation			Cause or	upon a
	Without		Death or	Resignation for	Change of
	Good Reason	Retirement	Disability	Good Reason	Control
Benefits and Payments Upon Separation	($)	($)	($)	($)	($)

Cash Severance Payment	—	—	-0-	$416,000 (5)	$1,444,377 (6)
Non-Equity Incentive Compensation(1)	—	—	$367,338	367,338	-0-
Accelerated Vesting of Stock Option Awards(2)	—	—	158,600	39,650	158,600
Accelerated Lapse of Restrictions on Performance-Based Restricted Stock Unit Awards(3)	—	—	254,575	254,575	359,400
Accelerated Lapse of Restrictions on Time-Based Restricted Stock Unit Awards(4)	—	—	359,400	-0-	539,100
Other Benefits and Perquisites	—	—	-0-	12,000 (7)	99,792 (8)

(1)	Reflects the non-equity incentive bonus for the 2010 fiscal year paid in February 2011, which is also included in the 2010 Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) and the respective exercise prices of the executive’s in-the-money stock options.

(3)	Accelerated lapse of restrictions on outstanding performance-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon such vesting. The amount set forth above represents the performance-based portion of the restricted stock units awarded on February 4, 2008, as amended on September 3, 2010, currently expected to ultimately vest in connection with the above termination scenarios. The amount assumes that 50% of the original restricted stock unit award will vest pursuant to the award’s performance-based vesting component. The number of restricted stock units that ultimately vest will be determined based on the achievement of various company-wide financial performance goals stated in the original terms of the award agreements. Such amounts would only be paid, if earned, on February 4, 2012.

(4)	Accelerated lapse of restrictions on outstanding time-based stock unit awards is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($35.94 as reported on the New York Stock Exchange) by the number of shares of common stock to be issued upon vesting of the time-based restricted stock unit awards. The amount set forth above include, to the extent applicable, the time-based portion of the restricted stock units granted on February 4, 2008, as amended on September 3, 2010.

(5)	Amount equal to one times base salary in effect at December 31, 2010, plus one times cash incentive bonus for the 2009 fiscal year.

(6)	Amount equal to three times base salary in effect at December 31, 2010, plus three times Mr. Todd’s cash incentive bonus for the 2007 fiscal year (which is Mr. Todd’s highest incentive cash bonus for the preceding three fiscal years).

(7)	Represents the continuation of Mr. Todd’s monthly car allowance for one year following termination.

(8)	Consists of (i) $45,792, which represents continuation of the Company’s standard level of health insurance coverage for three years following termination (assuming an annual cost to the Company of $15,264, which was the cost to the Company of providing these benefits in 2010; (ii) $36,000, which represents continuation of Mr. Todd’s monthly car allowance for three years following termination; (iii) $9,000, which represents the maximum allowance for financial counseling services for three years following termination; and (iv) $9,000, which represents the maximum allowance for executive physical examination fees for three years following termination.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm. Our independent registered public accounting firm will audit our consolidated financial statements for 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011. This appointment has been submitted for your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

Fee Information

The following table presents fees for audit, audit-related, tax and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the years ended December 31, 2010 and 2009:

	2010	2009

Audit Fees	$829,726	$929,223
Audit-Related Fees	−0−	−0−
Tax Fees	423,340	156,185
All Other Fees	−0−	−0−

	$1,253,066	$1,085,408

The fees for audit services during 2010 and 2009 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the Securities and Exchange Commission and reviews of our 2010 and 2009 quarterly financial statements. Fees for tax services relate to tax compliance matters, tax advice and planning, and tax assistance with transactions contemplated or completed by us during 2010 and 2009. There were no audit-related fees or fees for other services provided by Ernst & Young LLP in 2010 or 2009. Ernst & Young LLP did not provide professional services during 2010 or 2009 related to financial information systems design and implementation.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for pre-approval of audit, audit-related services, tax services and other services specifically described by the Audit Committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates under a written charter adopted by the Board of Directors on February 4, 2004. The charter can also be found on the Company’s website at www.gaylordentertainment.com under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. During the fall of 2010 the Audit Committee conducted a self-evaluation in order to assess the effectiveness of the Committee, and at its November 2010 meeting the Audit Committee members discussed the results of the self-evaluation process.

The Audit Committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board of Directors have established, oversees compliance with legal and regulatory requirements by the Company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance. As part of its oversight of the Company’s financial statements, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010, and the financial statements for the three years ended December 31, 2010, with management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by auditing standards, guidelines established by the SEC and the Sarbanes-Oxley Act; and

•	received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee, and has discussed with Ernst & Young LLP its independence.

The Audit Committee also has considered whether the provision by Ernst & Young LLP of non-audit services described in “Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm-Fee Information” above is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

In performing these functions, the Audit Committee acts in an oversight capacity. The Audit Committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

MICHAEL J. BENDER, CHAIRMAN
GLENN J. ANGIOLILLO
E. K. GAYLORD II
RALPH HORN
DAVID W. JOHNSON

PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 2006 OMNIBUS INCENTIVE PLAN

In May 2006, our stockholders approved the Gaylord Entertainment Company 2006 Omnibus Incentive Plan (the “2006 Plan”). There were initially 2,690,000 shares reserved for issuance under the 2006 Plan. As of March 15, 2011, approximately 720,000 shares remained available for issuance under the 2006 Plan. As a result, our Board of Directors has adopted, subject to stockholder approval, an amendment and restatement of the 2006 Plan to increase the number of shares available for issuance under the 2006 Plan by 3,000,000 shares. The amendment and restatement of the 2006 Plan also, among other things:

•	revises the definition of a Change in Control to provide that a Change in Control is triggered by the occurrence of certain transactions or events defined as a “Change in Control” in the 2006 Plan, as opposed to shareholder approval of such transaction or event (as currently defined in the 2006 Plan);

•	increases the individual limitations on the amount of certain performance awards to 300,000 and on the maximum amount of all performance awards that are settled in cash in any year to $3,500,000, which limitations are intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	clarifies that the grant of an option or SAR occurs when the Human Resources Committee (the “Committee”) takes appropriate action to grant such option or SAR unless a later date is determined by the Committee;

•	allows ownership of restricted shares under the plan to be reflected by book entry (in lieu of actual stock certificates);

•	provides the Committee the ability, to the extent an Award is exercisable in accordance with its terms immediately prior to its scheduled expiration date, to extend the period of time over which an option (other than an incentive stock option) or SAR may be exercised if on the scheduled expiration of such Award the participant’s exercise of such Award would violate applicable securities law (with any such extension not to exceed thirty days after the exercise of such option or SAR first would no longer violate such laws); and

•	makes explicit that the 2006 Plan allows for the net exercise of stock options.

The amendments to the 2006 Plan also include language clarifying certain provisions related to Section 409A of the Code and miscellaneous clarifications to plan language. The Board of Directors has adopted this amendment and restatement of the 2006 Plan to ensure that we can continue to offer equity-based incentive compensation at appropriate levels as determined by the Committee. The additional shares requested represent approximately 6.21% of our common shares outstanding as of March 15, 2011.

One of our general compensation philosophies is that long-term incentive compensation should be closely aligned with our stockholders’ interests, as more fully described above under “Compensation Discussion and Analysis.” Participants in our long-term incentive compensation program generally include our officers, subsidiary executives and managers, other members of corporate and hotel management and non-employee directors. We believe that the utilization of equity-based awards has been effective over the years in enabling us to attract and retain the talent critical to the Company and that stock ownership has focused our key employees on improving our performance and helped create a culture that encourages employees to think and act as stockholders.

If our stockholders approve this proposal, the shares available for issuance under the 2006 Plan will be increased by 3,000,000 shares. We believe this increase in shares available under the 2006 Plan will enable us to implement our long-term stock incentive program for the next four to five years. We believe four to five years is an appropriate cycle that will allow us to periodically review our stock compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent we believe such practices or trends to be in the best interests of the Company and its stockholders. If our stockholders do not approve this proposal, we will be unable to provide long-term, stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives. We believe this would adversely affect our ability to attract and retain key employees of the caliber needed for our continued success. Accordingly, our Board of Directors believes amending and restating the 2006 Plan as described in this proposal is in the best interest of the Company and our stockholders.

Amending and restating the 2006 Plan to increase the number of shares available and to make the other modifications described in this proposal is vital to our ability to continue to provide long-term stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives. We believe that our equity award programs and our emphasis on employee stock ownership have been critical to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We also believe that our long-term stock based incentive program has been effective in helping us to attract, retain and motivate talented employees, which is integral to our long-term performance and stockholder returns. For these reasons, we consider approval of the amendment and restatement of the 2006 Plan to be important to our future success.

Following is a brief summary of the principal features of the 2006 Plan, as amended and restated. The following summary is not a complete description of all the provisions of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan as amended and restated, a copy of which is attached hereto as Annex A and incorporated herein by reference.

General Plan Information

Purpose.  The primary purpose of the 2006 Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the Company and its stockholders.

Shares Available for Awards under the Plan.  Under the 2006 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2006 Plan, following the amendment and restatement of the 2006 Plan the maximum aggregate number of shares of common stock with respect to which awards may be granted under the 2006 Plan will be 5,690,000 (which represents 2,690,000 shares previously authorized and 3,000,000 additional shares being authorized pursuant to the amendment and restatement of the 2006 Plan), assuming approval of this proposal on the date of the Annual Meeting. Except as adjusted in accordance with the terms of the 2006 Plan, following the amendment and restatement of the 2006 Plan no more than 2,300,000 shares authorized under the 2006 Plan may be awarded as awards other than options or stock appreciation rights (SARs).

The maximum number of shares with respect to which awards may be granted under the 2006 Plan shall be increased by the number of shares with respect to which options or other awards were granted under our 1997 Plan as of the effective date of the amendment and restatement of the 2006 Plan, but which thereafter terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1997 Plan (but shall not include shares cancelled on settlement of options or SARs in payment of the exercise price thereof or shares withheld to pay taxes), and shares that were granted as restricted shares or restricted share units under the 1997 Plan and again become available for grant may be granted as awards other than stock options or SARs under the 2006 Plan.

Shares of common stock subject to an award under the 2006 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award (but not shares cancelled on exercise of options or settlement of SARs in payment of the exercise price thereof or shares withheld to pay taxes) will become available for awards (or specific types of awards) under the 2006 Plan. In any event, for purposes of determining the number of shares available for grant, the gross number of shares issued pursuant to an award and not later forfeited will be deducted from the total shares available for grant. Shares of common stock issued under the 2006 Plan may be either newly-issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code. Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 300,000 shares of common stock, subject to adjustment in certain circumstances.

With certain limitations, awards made under the 2006 Plan may be adjusted by the Committee to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration.  Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2006 Plan. As of March 15, 2011, approximately 170 individuals were eligible to participate in the 2006 Plan. However, the Company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the 2006 Plan or how they will be allocated. The Committee will administer the 2006 Plan, except with respect to awards to non-employee directors, for which the 2006 Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the 2006 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2006 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2006 Plan.

Awards Under the Plan

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2006 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The grant of a stock option or SAR will occur when the Committee by appropriate action determines to grant a participant a stock option or SAR and establishes the number of shares and exercise price of such award, or on such later date as the Committee may specify. The exercise price per share subject to an option or SAR is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. Except in connection with corporate transactions involving the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may not amend an option or SAR to reduce the exercise price or cancel outstanding options or SARs in exchange for cash or other awards with an exercise price less than the cancelled awards without stockholder approval. In addition, no outstanding award may be substituted for another award type. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding 10 years (provided that under certain circumstances the period of time over which an option or SAR may be exercised will be automatically extended if on the scheduled expiration date of the award exercise would violate applicable securities law, subject to certain limitations as described in the 2006 Plan). Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and such shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes or (B) withholding shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. No dividend equivalent rights may be granted with respect to stock options or SARs.

Restricted Shares and Restricted Share Units.  The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment (or other service-providing capacity) prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents as specified in any award agreement. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of (and no transfers for consideration shall be permitted), and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment (or other service-providing capacity) of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Awards.  A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award, except as otherwise determined by the Committee. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the 2006 Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer (as defined in the 2006 Plan) under the 2006 Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per Share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (o) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2006 Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Financial Accounting Standard 144 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (viii) any other similar item or event selected by the Committee in its sole discretion; provided, that the Committee commits to make any such adjustments within the 90 day period described in the following paragraph.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2006 Plan, as amended and restated, is 300,000 and the maximum annual amount of all performance awards that are settled in cash that may be granted in any year is $3,500,000.

Other Stock-Based Awards.  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2006 Plan.

Non-Employee Director Awards.  Subject to applicable legal requirements, the Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2006 Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to non-employee directors, the 2006 Plan will be administered by the Board.

Other Material Terms

Termination of Employment.  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control.  Unless otherwise specified in an award agreement, all outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the 2006 Plan). Performance awards shall vest only in accordance with the applicable award agreement.

Amendment and Termination.  The Board may amend, alter, suspend, discontinue or terminate the 2006 Plan or any portion of the 2006 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards.  The Company may take action, including the withholding of amounts from any award made under the 2006 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.

Effective Date.  The 2006 Plan became effective as of May 4, 2006. No new awards may be granted under the 2006 Plan after May 4, 2016, the tenth anniversary of the effective date of the 2006 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax aspects of awards under the 2006 Plan based upon the United States federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain United States state and local taxes and foreign taxes, which are not described herein. The 2006 Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the 2006 Plan.

Stock Options.  The grant of a stock option with an exercise price equal to the fair market value of the common stock on the date of grant is not generally a taxable event to the participant or the Company. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income to the extent that the fair market value of the common stock acquired pursuant to the exercise of the stock option, as of the exercise date, is greater than the exercise price of the stock option. Any income recognized by the participant as a result of the exercise of a nonqualified stock option will be compensation income and will be subject to income and employment tax withholding at the time the common stock is acquired. Subject to certain limitations, the Company generally is entitled to a deduction in an amount equal to the compensation income recognized by the participant.

Sale of Common Stock.  If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price, and the Company will generally be entitled to a deduction of the same amount.

The sale or other taxable disposition of common stock acquired upon the exercise of a stock option will be a taxable event to the participant. In general, the participant selling such common stock will recognize gain or loss equal to the difference between the amount realized by such participant upon such sale or disposition and the participant’s adjusted tax basis in such common stock. A participant’s adjusted tax basis in common stock purchased upon exercise of a stock option will generally be the amount paid for such shares plus the amount, if any, of ordinary income recognized on purchase. Except as described above for common stock acquired by exercise of an incentive stock option for which the required holding periods have not been met, any gain or loss resulting from a sale or disposition of common stock obtained by the participant, either purchased or through the exercise of an option, generally will be taxed as capital gain or loss if such common stock was a capital asset in the hands of the participant. This gain or loss will be taxed as long-term capital gain or loss if at the time of any such sale or disposition the participant has held such common stock for more than one year. The time that such participant holds a stock option (rather than the common stock attributable to such stock option) is not taken into account for purposes of determining whether the participant has held such common stock for more than one year. In addition, there are limits on the deductibility of capital losses by the participant.

Stock Appreciation Rights.  The grant of a stock appreciation right with an exercise price equal to the fair market value of the common stock on the date of grant is not generally a taxable event to the participant or the Company. The exercise of a stock appreciation right will result in the participant recognizing ordinary income on the value of the stock appreciation right at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a stock appreciation right. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a stock appreciation right award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the stock appreciation right is exercised.

Other Stock-Based Awards.  A participant who is granted any other stock-based award, such as a restricted share award or a restricted share unit award, that is not subject to any vesting or forfeiture restrictions, will generally recognize, in the year of grant (or, if later, payment in case of restricted share units and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is in the form of property that is subject to restrictions, the participant would not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election (as discussed below). If such other stock-based award is in the form a restricted share unit or similar award that does not provide for the delivery of shares or cash until a vesting condition has been satisfied or some later date, the participant would not generally recognize ordinary income until the date the vesting condition is satisfied and the shares or cash have been delivered to the participant. The Company is entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant.

Performance-Based Awards.  Payments made under performance-based awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance-based awards settled in shares of the Company’s common stock will recognize ordinary income equal to the fair market value of the shares of the Company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes a Section 83(b) Election (discussed below) to be taxed at the time of the grant. A Section 83(b) Election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Company’s common stock awarded to a participant as a performance award. Unless a participant makes a Section 83(b) Election, his or her basis in the stock is its fair market value at the time the performance goals are met and the shares become vested.

Section 83(b) Considerations.  Participants who acquire shares of common stock subject to a “substantial risk of forfeiture” (within the meaning of Treasury Regulation Section 1.83-3(c)) may make a Section 83(b)

election (a “Section 83(b) Election”) with respect to such shares of common stock within 30 days after the date of acquisition. If common stock acquired pursuant to an award is subject to a substantial risk of forfeiture and a participant does not make a Section 83(b) Election, such participant would be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the common stock, on the date or dates that the common stock becomes free of the transfer and forfeiture restrictions, over the price paid for such common stock, if any. In contrast, a participant who makes the Section 83(b) Election will be required to include in income the excess, if any, of the fair market value of the common stock acquired over the price paid for such common stock, if any, and would not be subject to United States federal income tax upon the lapsing of any such transfer or forfeiture restrictions. Any further appreciation in the fair market value of such common stock generally will be taxed as a capital gain, rather than as ordinary income, as discussed more fully below. In addition, a participant who makes a Section 83(b) Election may choose when to recognize such capital gain, because once the Section 83(b) Election has been made, no other taxable event occurs with respect to such common stock until the disposition of such common stock.

A Section 83(b) Election may be disadvantageous, however, if the participant was required to include amounts in income as a result of making the Section 83(b) Election and the common stock subsequently decreases in value, inasmuch as any losses recognized on a subsequent disposition of such common stock would be capital losses, the deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the common stock, no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election.

A Section 83(b) Election may not be available with respect to certain forms of awards. There can be no assurances as to whether the applicable tax rates will change or whether the value of the common stock will appreciate. A participant who purchases common stock subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2006 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2006 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2006 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Because awards granted under the 2006 Plan will be made at the discretion of the Committee, the benefits that will be awarded under the 2006 Plan are not currently determinable.

Required Approval

The approval of the amendment and restatement of the 2006 Plan requires the affirmative vote of a majority of the votes entitled to vote and present in person or represented by proxy at the Annual Meeting. In addition, the listing standards of the New York Stock Exchange require that the amendment and restatement of the 2006 Omnibus Incentive Plan be approved by a majority of votes cast on Proposal 3, provided that the total vote cast on Proposal 3 represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2006 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company requests that our stockholders vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. The following are key elements of our compensation philosophy with respect to our named executive officers:

•	Attracting and retaining highly qualified executives by providing competitive pay for each position, based on compensation levels at similarly-sized companies and other hospitability companies.

•	Providing performance-based variable compensation in the form of annual cash incentive opportunities which is primarily linked to the attainment of designated financial goals by the Company.

•	Aligning the interests of our named executive officers with our stockholders through the use of equity-based long-term incentive compensation (a portion of vests on a performance basis and a portion of which vests on a time basis) and stock ownership guidelines (which each of our named executive officers was in compliance with as of December 31, 2010).

Our Compensation Committee reviews on an ongoing basis the compensation programs for our named executive officers to ensure that such programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. For example, we changed our executive compensation practices during fiscal year 2010 to eliminate tax gross-ups to our named executive officers for excise taxes payable in connection with payments received following a change of control of the Company.

As discussed in the executive summary of the “Compensation Discussion and Analysis” section of this Proxy Statement above, we delivered strong operating and financial results in 2010 despite a continuing challenging economic environment and the damage and disruption to our flagship Gaylord Opryland Resort as a result of the May 2010 Nashville flood. In connection therewith, the market price for our common stock grew 82% year over year from $19.75 per share to $35.94 per share, an increase of over $750 million in our total equity value.

We believe that the compensation paid to our named executive officers in 2010 was appropriate based on the Company’s achievements during the year and our named executive officers’ contribution to our success. For additional information regarding our executive compensation, including our 2010 executive compensation decisions, please see the “Compensation Discussion and Analysis” section above.

In light of the foregoing considerations, we are asking our stockholders to indicate their approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.”

While this vote is advisory and therefore not binding on the Company, our Human Resources Committee or our Board of Directors, our Board of Directors and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION.

PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, the Company requests that our stockholders vote to determine, on an advisory basis, the frequency with which we will include in future annual proxy statements a stockholder advisory vote on the compensation of our named executive officers, similar to Proposal 4 above. By voting on this Proposal 5, stockholders may indicate whether they would prefer that the Company provide for a stockholder advisory vote at future annual meetings every year, every two years or every three years.

The Board of Directors has determined that providing an advisory vote on the compensation of our named executive officers every year is the most appropriate alternative for the Company. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than the biennial and triennial alternatives. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for our Company, and we look forward to hearing from our stockholders on this proposal.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. Rather, the outcome of this advisory vote regarding the frequency of a stockholder advisory vote will be determined by which frequency — every year, every two years or every three years — receives the greater number of votes cast.

Stockholders are being asked to vote on the following resolution at this Annual Meeting:

“RESOLVED, that the stockholders of the Company determine, on an advisory basis, whether the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement every one year, every two years or every three years.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Board of Directors of the Company, our Human Resources Committee or our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREEQUENCY OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of those reports and certain written representations from reporting persons, we believe that in 2010 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements, except with respect to a Form 4 filed by the Company on behalf of Mr. Prather on May 11, 2010, which the Company inadvertently filed one day past the due date of May 10, 2010.

ADDITIONAL INFORMATION

Stockholder Nominations of Candidates for Board Membership

A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary of the Company upon written request), the proposed nominee’s written consent to nomination and certain additional information as set forth in our Bylaws.

For a stockholder’s notice to the Company’s Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at the principal executive offices of the Company: (a) in the case of a nomination to be voted on at an annual meeting, by February 5, 2012, but not before January 6, 2012 (or, if the annual meeting is called for a date that is not within 30 days of May 5, 2012, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that such nomination was defective and such defective nomination shall be disregarded.

Stockholder Proposals for 2012 Annual Meeting

If you would like to submit a proposal for inclusion in our proxy statement for the 2012 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 2, 2011.

If you want to bring business before the 2012 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 5, 2012, but not before January 6, 2012 (or, if the annual meeting is called for a date that is not within 30 days of May 5, 2012, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

Requests for Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company’s Investor Relations department at the address set forth below.

Our 2010 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company’s Annual Report to Stockholders and proxy statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. Stockholders sharing an address who are receiving multiple copies of the Company’s annual reports or proxy statements may request delivery of a single copy, and stockholders sharing an address who are receiving a single copy of these documents may request delivery of multiple copies. Such requests can be made orally or in writing and should be directed to the attention of Investor Relations at the following address (which is the address of our principal executive offices): Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

Annex A

Amended and Restated
2006 Omnibus Incentive Plan

GAYLORD ENTERTAINMENT COMPANY

AMENDED AND RESTATED
2006 OMNIBUS INCENTIVE PLAN

A-i

GAYLORD ENTERTAINMENT COMPANY

AMENDED AND RESTATED
2006 OMNIBUS INCENTIVE PLAN

Section 1.  Purpose.

This plan shall be known as the “Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Gaylord Entertainment Company, a Delaware corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” shall mean any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a

Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary, or (ii) the Company or any Subsidiary;

(ii) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board members remaining in office, or by a vote of a committee comprised of members of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii) Consummation of:

(A) A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such merger, consolidation or reorganization, such Person acquired or would acquire additional voting securities of the Surviving Corporation representing additional voting power) has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the New York Stock Exchange.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Exercise Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 1(gg).

(p) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(s) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(v) “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(w) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(x) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(y) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(z) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.

(aa) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

(bb) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(cc) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(dd) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(ee) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(ff) “Shares” shall mean shares of the common stock, $0.01 par value per share, of the Company.

(gg) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(hh) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ii) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.  Administration.

3.1 Authority of Committee.  The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee.  The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. Subject to any charter of the Committee, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5 No Liability.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.  Shares Available for Awards.

4.1 Shares Available.  Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 5,690,000 (which represents 2,690,000 Shares previously authorized and 3,000,000 additional Shares being authorized pursuant to the amendment and restatement of this Plan), of which (i) the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 5,690,000 and (ii) Shares with respect to which Awards other than Options and SARs may be granted shall be no more than 2,300,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the Company’s 1997 Omnibus Stock Option and Incentive Plan (the “1997 Plan”) as of the end of the day that is the effective date of the amendment and restatement of this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1997 Plan (but shall not include Shares cancelled on settlement of Options or SARs in payment of the exercise price thereof or Shares withheld to pay taxes); and any such Shares that were originally granted under the 1997 Plan as awards other than stock options or SARs shall again be available for grant as awards other than stock options or SARs under this Plan. If any Shares covered by an Award granted under this Plan (whether before or after the effective date of the amendment and restatement of this Plan) or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is forfeited or canceled without the delivery of Shares (but not Shares cancelled on exercise of Options or settlement of SARs in payment of the Exercise Price thereof or Shares withheld to pay taxes), then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards (or types of Awards)

may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In any event, for purposes of determining the number of Shares available for grant, the gross number of Shares issued pursuant to an Award and not later forfeited pursuant to the terms of the Award, shall be deducted from the total Shares available for grant. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 300,000 Shares.

4.2 Adjustments.  In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired company shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.  Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.  Stock Options and Stock Appreciation Rights.

6.1 Grant.  Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Exercise Price, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price.  The Committee in its sole discretion shall establish the Exercise Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the date of grant of such Option or SAR. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. In addition, no outstanding Award may be substituted for another Award type.

6.3 Term.  Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Exercise Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee,

(iii) by a combination of such cash (or cash equivalents) and such Shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Exercise Price, together with any applicable withholding taxes or (B) withholding Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price together with any applicable withholding taxes, subject to Section 15.6. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.  Restricted Shares and Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such a custodian, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3 Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.4 Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto). Other than pursuant to Section 15.1 (but no transfers for consideration shall be permitted), Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.  Performance Awards.

8.1 Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment. No Performance Award shall have a term in excess of ten (10) years.

8.3 Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made, except as otherwise provided pursuant to any applicable Award Agreement at or after grant. Except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant, but no transfers for consideration shall be permitted.

Section 9.  Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. No Other Stock-Based Award shall have a term in excess of ten (10) years.

Section 10.  Non-Employee Director and Outside Director Awards.

10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11.  Provisions Applicable to Covered Officers and Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed or investment;

(e) after tax operating income;

(f) net income;

(g) earnings or book value per Share;

(h) cash flow(s);

(i) total sales or revenues or sales or revenues per employee;

(j) production (separate work units or SWUs);

(k) stock price or total shareholder return;

(l) dividends;

(m) debt reduction;

(n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Financial Accounting Standard 144 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (viii) any other similar item or event selected by the Committee in its sole discretion; provided, that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4 hereof.

11.3 With respect to any Covered Officer, (i) the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 Shares and (ii) the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,500,000.

11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.  Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.  Change in Control.

Unless otherwise provided in an Award Agreement, upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted. Notwithstanding the foregoing, Performance Awards shall vest only in accordance with the applicable Award Agreement.

Section 14.  Amendment and Termination.

14.1 Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards.  Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles in accordance with the Plan.

Section 15.  General Provisions.

15.1 Limited Transferability of Awards.  No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents.  No dividend equivalent rights shall be granted with respect to stock options or SARs, but in the sole and complete discretion of the Committee, an Award (other than options or SARs) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

15.3. Compliance with Section 409A of the Code.  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code, including applying the appropriate definitions to terms whose meanings in this Plan differ from those set forth in Section 409A of the Code and the Regulations thereunder, if necessary for payments hereunder to be permissible payments under Section 409A of the Code.

15.4 No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12 Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.  Term of the Plan.

16.1 Effective Date.  The Plan originally became effective as of May 4, 2006 (the “Effective Date”), and is amended and restated hereby effective as of May 5, 2011, provided it has been approved by the Board and by the Company’s stockholders.

16.2 Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

GAYLORD ENTERTAINMENT COMPANY
Annual Meeting of Stockholders
May 5, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Colin V. Reed, Ralph Horn and Carter R. Todd, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GAYLORD ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on Thursday, May 5, 2011, at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, TN, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.  This proxy also provides voting instructions for shares held by Wilmington Trust Company, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 p.m. Eastern time on May 3, 2011, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors

Nominees:

01) Glenn J. Angiolillo	04) Ralph Horn	07) Terrell T. Philen, Jr.	10) Michael D. Rose
02) Michael J. Bender	05) David W. Johnson	08) Robert S. Prather, Jr.	11) Michael I. Roth
03) E. K. Gaylord II	06) Ellen Levine	09) Colin V. Reed

☐  For All
☐  Withhold All
☐  For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

☐  For          ☐  Against          ☐  Abstain

3.	To approve the amendment and restatement of our 2006 Omnibus Incentive Plan.

☐  For          ☐  Against          ☐  Abstain

4.	To approve, on an advisory basis, executive compensation.

☐  For          ☐  Against          ☐  Abstain

The Board of Directors recommends you vote 1 year:

5.	To determine, on an advisory basis, whether we will have future advisory votes regarding our executive compensation every one year, every two years or every three years.

☐  Every One Year     ☐  Every Two Years     ☐  Every Three Years     ☐  Abstain

NOTE:  The proxies are further authorized to vote in their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date: Signature (Joint Owners) Date: